LEASE AGREEMENT


                                     BETWEEN


                             RIVERSIDE JOINT VENTURE


                                       and


                                PLAYERS MH, L.P.

                                TABLE OF CONTENTS

Section                                                                                                        Page


1.       LEASE OF PREMISES......................................................................................  1

2.       DEFINITIONS............................................................................................  1
         2.1      Accounting Principles.........................................................................  1
         2.2      Additional Rent...............................................................................  2
         2.3      Building......................................................................................  2
         2.4      Business Day..................................................................................  2
         2.5      Casualty......................................................................................  2
         2.6      City..........................................................................................  2
         2.7      Commencement Date.............................................................................  2
         2.8      Commencement Date (Percentage Rent)...........................................................  2
         2.9      Condemnation..................................................................................  3
         2.10     Consumer Price Index..........................................................................  3
         2.11     County........................................................................................  3
         2.12     Default.......................................................................................  3
         2.13     Depository....................................................................................  3
         2.14     Entertainment Facilities......................................................................  3
         2.15     Environmental Law.............................................................................  3
         2.16     Equipment Liens...............................................................................  3
         2.17     Estoppel Certificate..........................................................................  4
         2.18     Fiscal Month..................................................................................  4
         2.19     Fiscal Year...................................................................................  4
         2.20     Gaming Equipment..............................................................................  4
         2.21     Government....................................................................................  4
         2.22     Ground Lease..................................................................................  4
         2.23     Harrah's......................................................................................  4
         2.24     Harrah's Premises.............................................................................  4
         2.25     Harrah's Lease................................................................................  5
         2.26     Hazardous Materials...........................................................................  5
         2.27     Impositions...................................................................................  5
         2.28     Indemnify.....................................................................................  5
         2.29     Indemnitee....................................................................................  6
         2.30     Indemnitor....................................................................................  6
         2.31     Institutional Lender..........................................................................  6
         2.32     Insubstantial Condemnation....................................................................  6
         2.33     Joint Venture Agreement.......................................................................  6
         2.34     Landlord......................................................................................  6
         2.35     Landlord's Estate.............................................................................  6
         2.36     Law(s)........................................................................................  6
         2.37     Leasehold Estate..............................................................................  7
         2.38     Leasehold Mortgage............................................................................  7
         2.39     Leasehold Mortgagee...........................................................................  7

                                      - i -


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         2.40     Leasehold Mortgagee's Agent...................................................................  7
         2.41     Mandated Alterations..........................................................................  7
         2.42     Missouri Gambling Law.........................................................................  7
         2.43     Missouri Gaming Commission....................................................................  7
         2.44     Monetary Default..............................................................................  8
         2.45     Mortgage......................................................................................  8
         2.46     Mortgagee.....................................................................................  8
         2.47     Mortgagor.....................................................................................  8
         2.48     Net Gaming Revenue............................................................................  8
         2.49     Non-Monetary Default..........................................................................  8
         2.50     Notice........................................................................................  8
         2.51     Notice of Default.............................................................................  8
         2.52     Percentage Rent...............................................................................  8
         2.53     Permitted Exceptions..........................................................................  9
         2.54     Person........................................................................................  9
         2.55     Personal Default..............................................................................  9
         2.56     Premises......................................................................................  9
         2.57     Prime Mortgage................................................................................  9
         2.58     Prime Mortgagee............................................................................... 10
         2.59     Prime Rate.................................................................................... 10
         2.60     Prohibited Liens.............................................................................. 10
         2.61     Prohibited Person (Landlord).................................................................. 10
         2.62     Prohibited Person (Tenant).................................................................... 11
         2.63     Qualified Arbitrator.......................................................................... 11
         2.64     Rent.......................................................................................... 11
         2.65     Shoreside Complex............................................................................. 11
         2.66     Site.......................................................................................... 11
         2.67     State......................................................................................... 11
         2.68     State Revenue Reports......................................................................... 12
         2.69     State Revenue Audits.......................................................................... 12
         2.70     Structural Modification....................................................................... 12
         2.71     Substantial Completion........................................................................ 12
         2.72     Substantial Condemnation...................................................................... 12
         2.73     Tenant's Monthly Statement.................................................................... 12
         2.74     Tenant's Property............................................................................. 13
         2.75     Tenant's Work................................................................................. 13
         2.76     Termination Date.............................................................................. 13
         2.77     Transfer...................................................................................... 13
         2.78     Unavoidable Delay............................................................................. 13
         2.79     Venture Default............................................................................... 13
         2.80     Waiver of Subrogation......................................................................... 14

3.       TERM................................................................................................... 14
         3.1      Initial Term.................................................................................. 14
         3.2      Confirmation of Dates......................................................................... 14


                                     - ii -





4.       DEVELOPMENT AND CONSTRUCTION OF THE PREMISES AND
         SHORESIDE COMPLEX...................................................................................... 15
         4.1      Landlord Construction......................................................................... 15
         4.2      Tenant Construction........................................................................... 15
         4.3      Title to Shoreside Complex and Tenant's Property.............................................. 15

5.       RENT................................................................................................... 15
         5.1      Means of Payment.............................................................................. 15
         5.2      Percentage Rent............................................................................... 16
                  5.2.1             Reporting and Payment....................................................... 16
                  5.2.2             Accounting Records.......................................................... 17
                  5.2.3             Harrah's Right to Audit..................................................... 17
                  5.2.4             Confidentiality............................................................. 18
                  5.2.5             Assignment of Percentage Rent to Harrah's................................... 18
                  5.2.6             Substitute Percentage Rent.................................................. 19
         5.3      Additional Rent............................................................................... 20
         5.4      No Allocation to Personal Property............................................................ 20
         5.5      No Conditional Payment........................................................................ 20
         5.6      Interest on Overdue Rent...................................................................... 20
         5.7      Tenant's Licenses............................................................................. 21
         5.8      No Offset by Tenant........................................................................... 21
         5.9      Restaurant Charges............................................................................ 21
         5.10     Hotel Charges................................................................................. 21

6.       ADDITIONAL PAYMENTS BY TENANT; IMPOSITIONS............................................................. 22
         6.1      Landlord's Net Return......................................................................... 22
         6.2      Impositions................................................................................... 22
         6.3      Assessments in Installments................................................................... 22
         6.4      Combined Tax Lot.............................................................................. 23
         6.5      Direct Payment by Landlord.................................................................... 23
         6.6      Utilities..................................................................................... 23
         6.7      Joint Venture Losses.......................................................................... 23

7.       USE.................................................................................................... 24
         7.1      Permitted Uses................................................................................ 24
         7.2      Tenant's Failure to Operate the Business...................................................... 25
         7.3      Exterior Operations/Objects/Regulations....................................................... 25
         7.4      Refuse/Deliveries............................................................................. 25
         7.5      Interruption of Business...................................................................... 26

8.       MARKS AND PUBLICITY.................................................................................... 26
         8.1      Exclusive Ownership of Marks.................................................................. 26
         8.2      Signs......................................................................................... 26
         8.3      Effect of Lease Termination................................................................... 27

9.       LAWS................................................................................................... 27
         9.1      Compliance with Law........................................................................... 27

                                     - iii -





         9.2      Licenses and Permits.......................................................................... 27
         9.3      Surrender of Licenses......................................................................... 27
         9.4      Environmental Matters......................................................................... 28
                  9.4.1             Compliance.................................................................. 28
                  9.4.2             No Violations............................................................... 28
                  9.4.3             Cost of Compliance.......................................................... 28
                  9.4.4             Remediation................................................................. 29
         9.5      Disclosure.................................................................................... 29
                  9.5.1             Reports..................................................................... 29
                  9.5.2             Notices..................................................................... 29
                  9.5.3             Environmental Audits........................................................ 29
                  9.5.4             Orders...................................................................... 29
                  9.5.5             Pleadings................................................................... 29
         9.6      Indemnification............................................................................... 30
         9.7      Tenant's Further Responsibility at Termination or Expiration of Lease......................... 30
                  9.7.1             Surrender................................................................... 30
                  9.7.2             Storage Tanks............................................................... 31
         9.8      Landlord's Environmental Remedies............................................................. 31
                  9.8.1             Inspection Rights........................................................... 31
                  9.8.2             Self Help................................................................... 31
                  9.8.3             Hazardous Material Release.................................................. 31
                  9.8.4             Clean Up.................................................................... 31
                  9.8.5             Landlord Participation...................................................... 32
                  9.8.6             Fees and Expenses........................................................... 32
         9.9      Landlord's Indemnity.......................................................................... 32

10.      MAINTENANCE AND ALTERATIONS............................................................................ 33
         10.1     Obligation to Maintain........................................................................ 33
         10.2     Tenant's Right to Perform Alterations......................................................... 33
         10.3     Plans and Specifications...................................................................... 34
         10.4     Shoreside Complex............................................................................. 34
         10.5     Excavations/Work on Shoreside Complex......................................................... 34

11.      PROHIBITED LIENS....................................................................................... 34
         11.1     Tenant's Covenant............................................................................. 34
         11.2     Protection of Landlord........................................................................ 35

12.      INDEMNIFICATION; LIABILITY OF LANDLORD................................................................. 35
         12.1     Mutual Indemnity Obligations.................................................................. 35
         12.2     Liability of Landlord......................................................................... 36
         12.3     Indemnification Procedures.................................................................... 36
                  12.3.1            Prompt Notice............................................................... 36
                  12.3.2            Selection of Counsel........................................................ 36
                  12.3.3            Settlement.................................................................. 36
                  12.3.4            Insurance Proceeds.......................................................... 37

13.      RIGHT OF CONTEST....................................................................................... 37

                                     - iv -






14.      INSURANCE.............................................................................................. 37
         14.1     Landlord to Insure............................................................................ 37
         14.2     Tenant to Insure.............................................................................. 37

15.      DAMAGE OR DESTRUCTION.................................................................................. 38
         15.1     Notice; No Rent Abatement; Restoration Obligations............................................ 38
         15.2     Lease Termination for Casualty................................................................ 38
         15.3     Restoration Work.............................................................................. 39
         15.4     Adjustment of Claims; Mortgagees.............................................................. 39
         15.5     Termination Payment........................................................................... 40
         15.6     Business Interruption and Contractual Liability Insurance..................................... 40
         15.7     Depository.................................................................................... 40

16.      CONDEMNATION........................................................................................... 41
         16.1     Substantial Condemnation...................................................................... 41
         16.2     Insubstantial Condemnation.................................................................... 41
         16.3     Other Governmental Action..................................................................... 41

17.      TRANSFERS.............................................................................................. 41
         17.1     By Tenant..................................................................................... 41
         17.2     By Landlord................................................................................... 42

18.      MORTGAGES.............................................................................................. 42
         18.1     Landlord's Rights............................................................................. 42
         18.2     Tenant's Rights............................................................................... 42
         18.3     Effect of a Leasehold Mortgage................................................................ 42
         18.4     Sale and Leaseback............................................................................ 43
         18.5     Modifications Required by Leasehold Mortgagee................................................. 43
         18.6     Further Assurances............................................................................ 43
         18.7     Protection of Prime Mortgagees................................................................ 44
         18.8     Foreclosure................................................................................... 44

19.      NOTICE TO LANDLORD OF LEASEHOLD MORTGAGES.............................................................. 44
         19.1     Initial Notice................................................................................ 44
         19.2     Change of Address............................................................................. 44
         19.3     Termination of Leasehold Mortgagee's Rights................................................... 44
         19.4     Transfer of Landlord's Estate................................................................. 45
         19.5     Landlord's Acknowledgment of Leasehold Mortgagee.............................................. 45

20.      PROTECTION OF LEASEHOLD MORTGAGEES..................................................................... 45
         20.1     Cancellation, Surrender, Amendment, Etc....................................................... 45
         20.2     Copies of Notices............................................................................. 45
         20.3     Tenant's Cure Period Expiration Notice........................................................ 46
         20.4     Right to Perform Covenants and Agreements..................................................... 46
         20.5     Transfer of Tenant's Rights................................................................... 46
         20.6     Notice of Default and Mortgagee's Cure Rights................................................. 46

                                      - v -





                  20.6.1   Monetary Defaults and Non-Monetary Defaults Curable Without
                           Obtaining Possession................................................................. 47
                  20.6.2   Defaults Curable Only by Obtaining Possession and Personal
                           Defaults............................................................................. 47
                           20.6.2.1         During Cure Period.................................................. 47
                           20.6.2.2         Further Cure Obligations............................................ 48
                           20.6.2.3         Law Limitation...................................................... 48
                  20.6.3   Operating Covenant Default and Venture Default....................................... 48
         20.7     Effect of Cure................................................................................ 48
         20.8     Quiet Enjoyment............................................................................... 48
         20.9     Subordinate Liens Affecting Leasehold Estate.................................................. 49
         20.10    Leasehold Mortgagee's Right to Enter Premises................................................. 49
         20.11    Rights of Leasehold Mortgagee Upon Acquiring Control.......................................... 49

21.      LEASEHOLD MORTGAGEE'S RIGHT TO A NEW LEASE............................................................. 50
         21.1     New Lease..................................................................................... 50
         21.2     Form and Priority............................................................................. 50
         21.3     Pendency of Dispute........................................................................... 51
         21.4     Preservation of Subleases..................................................................... 51

22.      INTERACTION OF MORTGAGES WITH OTHER ESTATES AND
         PARTIES................................................................................................ 51
         22.1     Leasehold Mortgages........................................................................... 51
         22.2     Leasehold Mortgagee's Agent................................................................... 51
         22.3     Interaction Between Lease and Leasehold Mortgage.............................................. 51
         22.4     Conflicts Between Mortgagees.................................................................. 52
         22.5     No Merger..................................................................................... 52

23.      BANKRUPTCY............................................................................................. 52
         23.1     Affecting Tenant.............................................................................. 52
         23.2     Affecting Landlord............................................................................ 53
                  23.2.1            Tenant's Election........................................................... 53
                  23.2.2            Continuation of Lease....................................................... 54
                  23.2.3            Assumption of Lease......................................................... 54
                  23.2.4            Continuation of Leasehold Mortgages......................................... 54

24.      QUIET ENJOYMENT AND WARRANTIES......................................................................... 54

25.      FORCE MAJEURE.......................................................................................... 55

26.      ACCESS................................................................................................. 55

27.      LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS......................................................... 56
         27.1     Landlord's Option............................................................................. 56
         27.2     Reimbursement by Tenant....................................................................... 56


                                     - vi -





28.      GUARANTY............................................................................................... 57
         28.1     Parent Guaranty............................................................................... 57

29.      DEFAULT BY TENANT; REMEDIES............................................................................ 57
         29.1     Definition of "Event of Default".............................................................. 57
                  29.1.1            Venture Default............................................................. 57
                  29.1.2            Monetary Default............................................................ 57
                  29.1.3            Operating Covenant Defaults................................................. 57
                  29.1.4            Non-Monetary Default........................................................ 58
         29.2     Re-entry...................................................................................... 58
         29.3     Damages....................................................................................... 59
         29.4     Pending Dispute Regarding Event of Default.................................................... 59
         29.5     Injunctive Relief............................................................................. 60
         29.6     Arbitration................................................................................... 60
                  29.6.1            Voluntary Appointment....................................................... 60
                  29.6.2            Appointment by Arbitrators.................................................. 60
                  29.6.3            Failure to Appoint.......................................................... 61
                  29.6.4            Fees and Expenses........................................................... 61
                  29.6.5            Proceedings................................................................. 61
                  29.6.6            Arbitration Decisions....................................................... 61

30.      TERMINATION............................................................................................ 61
         30.1     Rights on Termination......................................................................... 61
         30.2     Possession.................................................................................... 62
         30.3     Utility and Other Deposits.................................................................... 62
         30.4     Miscellaneous Assignments..................................................................... 62
         30.5     Termination of Memorandum of Lease............................................................ 62

31.      NO BROKER.............................................................................................. 62

32.      WAIVERS................................................................................................ 63
         32.1     No Waiver by Silence.......................................................................... 63
         32.2     Waiver of Trial by Jury....................................................................... 63

33.      MEMORANDUM OF LEASE.................................................................................... 63

34.      ADMINISTRATION OF LEASE; LANDLORD'S REPRESENTATIVE..................................................... 63

35.      ESTOPPEL CERTIFICATES.................................................................................. 63
         35.1     Rights of Each Party.......................................................................... 63
         35.2     Failure to Execute Estoppel Certificate....................................................... 64

36.      MISCELLANEOUS.......................................................................................... 64
         36.1     Reasonableness................................................................................ 64
         36.2     Documents in Recordable Form.................................................................. 64
         36.3     Further Assurances............................................................................ 64
         36.4     No Competition................................................................................ 65

                                     - vii -





         36.5     No Third Party Beneficiaries.................................................................. 65
         36.6     Interpretation................................................................................ 65
         36.7     Captions...................................................................................... 65
         36.8     Cumulative Remedies........................................................................... 65
         36.9     Entire Agreement.............................................................................. 65
         36.10    Amendment..................................................................................... 66
         36.11    Partial Invalidity............................................................................ 66
         36.12    Successors and Assigns........................................................................ 66
         36.13    Governing Law................................................................................. 66
         36.14    Counterparts.................................................................................. 66
         36.15    Time Periods.................................................................................. 66
         36.16    Rule Against Perpetuities..................................................................... 66
         36.17    No Agency or Partnership...................................................................... 67
         36.18    No Suretyship................................................................................. 67

37.      NOTICES................................................................................................ 67

38.      SURVIVAL............................................................................................... 68



                                LIST OF EXHIBITS

EXHIBIT A         Conceptual Design - Building; Conceptual Design - Entertainment Facilities;
                  Conceptual Design - Harrah's Premises
EXHIBIT A-1                Tenant's Work - Premises
EXHIBIT A-2                Legal Description of Site
EXHIBIT B         Estoppel Certificate
EXHIBIT C         Permitted Exceptions
EXHIBIT D         Shell Condition Criteria
EXHIBIT E         Common Area Maintenance Charges
EXHIBIT F         Standards for Operation
EXHIBIT G         Shoreside Complex Refuse Disposal and Loading Areas
EXHIBIT H         Landlord's Insurance Requirements
EXHIBIT I         Tenant's Insurance Requirements
EXHIBIT J         Transferee Criteria
EXHIBIT K         Form of Parent Guaranty (Limited)
EXHIBIT L         Form of Memorandum of Lease
EXHIBIT M         Form of Parent Guaranty (Unlimited)


                                 LEASE AGREEMENT

                   THIS LEASE AGREEMENT (the "Lease") is made as of this 3rd day of November, 1995, by and between RIVERSIDE JOINT VENTURE, a Missouri general partnership ("Landlord"), and PLAYERS MH, L.P., a Missouri limited partnership ("Tenant").
                                             R E C I T A L S
         A. Tenant and Harrah's Maryland Heights Corporation, a Nevada corporation ("HMHC") are partners in Landlord.
         B. Landlord is constructing the Building which will contain the Premises.
         C. Following completion of the Building, Tenant desires to lease the Premises from Landlord.
         D. The parties desire to enter into this Lease to set forth their rights and obligations relating to the Premises, and the Shoreside Complex.

                                    AGREEMENT

          NOW, THEREFORE, IN CONSIDERATION OF THE COVENANTS AND AGREEMENTS OF THE PARTIES CONTAINED IN THIS LEASE, AND IN CONSIDERATION OF THE RECITALS SET FORTH ABOVE (WHICH ARE INCORPORATED BY REFERENCE IN THIS LEASE), AND IN EXCHANGE FOR TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF ALL OF WHICH ARE CONCLUSIVELY ACKNOWLEDGED BY BOTH PARTIES, LANDLORD AND TENANT AGREE AS FOLLOWS:

1.       LEASE OF PREMISES.
         Effective as of the Commencement Date, Landlord leases the Premises to Tenant, and Tenant accepts possession of and leases the Premises from Landlord, for the Term and upon all the terms and conditions of this Lease.

2.       DEFINITIONS.

         The following definitions apply throughout the Lease, in addition to other definitions appearing at other locations in this Lease.
         2.1 Accounting Principles. accounting principles and practices set forth in the Audit and Accounting Guide for Audits of Casinos with changes through May, 1994, prepared by the American Institute of Certified Public Accountants, as from time to time amended, and, to the extent not therein addressed, United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time, consistently applied.
         2.2 Additional Rent. payments to be made by Tenant pursuant to this Lease, other than Percentage Rent.
         2.3 Building. the primary building and four (4) "Excursion Gambling Boats" (as defined in the Missouri Gambling Law) to be constructed by Landlord as part of the Shoreside Complex that will contain: (i) the Premises; (ii) Harrah's Premises; and (iii) the Entertainment Facilities. The conceptual design of the Building is shown on the plans attached as Exhibit A. The "as built" configuration of the Building shall be confirmed, at the time of its Substantial Completion, by written addendum to this Lease.

         2.4 Business Day. a day on which banks in the State are generally open for the conduct, with bank personnel, of regular banking business.
         2.5 Casualty. damage or destruction affecting the Premises and/or the Building, and including without limitation, flood conditions interfering with access thereto.
         2.6 City. the City of Maryland Heights, a municipal corporation, and any successor Government entity.
         2.7 Commencement Date. the day the Premises are first made available by Landlord to Tenant for the commencement of Tenant's Work and installation of Tenant's Property. The Commencement Date shall be determined in good faith by HMHC as the Partner of Landlord charged with primary authority to manage construction of the Shoreside Complex, and is intended to be the date when Tenant's work may commence without undue interference with the construction of the Shoreside Complex and the date when Harrah's (hereinafter defined) will also commence "Tenant's Work" (as defined in the Harrah's Lease) in the Harrah's Premises.
         2.8 Commencement Date (Percentage Rent). the date upon which Tenant first accepts wagers or conducts other business at the Premises.
         2.9 Condemnation. a taking of the Premises or the Shoreside Complex, in whole or in part, by condemnation or by exercise of any right of eminent domain, or by any similar proceeding or act of any Government or any voluntary sale in lieu of such proceeding.
         2.10 Consumer Price Index. The Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, United States City Average, all items (1982-1984 = 100). If such index is no longer published, then Landlord shall designate a successor or replacement index of substantially equivalent reliability and objectivity. The Consumer Price Index in effect for any given date shall be deemed to refer to the Consumer Price Index last published before such date.

         2.11 County. St. Louis County, Missouri, and any successor Government entity.
         2.12 Default. a Monetary Default, Non-Monetary Default, Venture Default or Operating Covenant Default. Each and every covenant of Tenant under this Lease, if not performed by Tenant, shall give rise to a Default.
         2.13 Depository. an Institutional Lender, designated by Tenant or its highest priority Leasehold Mortgagee to act as "Depository" to hold insurance proceeds received for damage to Tenant's Property as provided in Section 15.7 of this Lease.
         2.14 Entertainment Facilities. the portion of the Building, accessible to both Harrah's Premises and the Premises, to be used by Landlord for hotel, restaurant and entertainment purposes and ancillary purposes related to the operations of the Excursion Gambling Boats of Harrah's and Tenant, and/or such other purposes as Landlord may from time to time determine. The conceptual design of the Entertainment Facilities is shown on the plans attached as Exhibit
A. The "as built" configuration of the Entertainment Facilities shall be confirmed, at the time of its Substantial Completion, by written addendum to this Lease.
         2.15 Environmental Law. Any applicable federal, state, or local law, regulation, ordinance, order, judgment, or decree pertaining to Hazardous Materials or to the protection of the environment, as such are now in effect or may hereafter be enacted or revised.
         2.16 Equipment Liens. purchase-money security interests and finance leases of personal property, other than fixtures, used in connection with the operation of the Premises, such as furniture and equipment, telephone, telecommunications and facsimile transmission equipment, Gaming Equipment, point of sale equipment, televisions, radios, and computer systems, provided that each Equipment Lien encumbers or otherwise relates to only the Tenant's Property financed or otherwise provided by the secured party under such Equipment Lien. The lessor, seller or other secured party under an Equipment Lien may not be an Affiliate of Tenant.

         2.17 Estoppel Certificate. a written statement in the form attached as Exhibit B, expanded, upon request, to include such additional information relating to this Lease and the Premises as the requesting party shall reasonably specify.
         2.18 Fiscal Month. each calendar month.
         2.19 Fiscal Year. each calendar year.
         2.20 Gaming Equipment. Tenant's equipment constituting wagering devices used in connection with the operation of Tenant's Excursion Gambling Boats on the Premises, whether or not fixtures, including baccarat, bingo, twenty-one, poker, craps and other table games, slot machines, video games, roulette wheel, klondike table, punchboard, faro layout, keno layout, numbers ticket, push card, jar ticket and pull tab, or other wagering devices now or hereafter authorized by the Missouri Gaming Commission.
         2.21 Government. each governmental authority, department, agency, bureau or other entity or instrumentality having jurisdiction over the Shoreside Complex, including the federal government of the United States, the State, the County, the City and all other governmental or quasi-governmental authorities and subdivisions thereof having jurisdiction over the Shoreside Complex or any portion thereof.
         2.22 Ground Lease. that certain Ground Lease of even date herewith by and between Harrah's and Landlord, as the same may be amended from time to time.
         2.23 Harrah's. Harrah's Maryland Heights LLC, a Delaware limited liability company, or, from and after any assignment or transfer of its rights to Percentage Rent hereunder, its successors and assigns.
         2.24 Harrah's Premises. the portion of the Building to be leased pursuant to the Harrah's Lease. The conceptual design of Harrah's Premises is shown on the plans attached as

Exhibit A. The "as built" configuration of Harrah's Premises shall be confirmed, at the time of its Substantial Completion, by written addendum to this Lease.
         2.25 Harrah's Lease. that certain lease of Harrah's Premises by and between Harrah's and Landlord, of even date and delivery herewith, as the same may be hereafter amended from time to time.
         2.26 Hazardous Materials. Any substance or matter including, without limitation, petroleum products and waste oil, (i) whose concentration in air, water, groundwater, or soil exceeds levels set forth in any Environmental Law, or (ii) for which any federal, state, or local agency orders or otherwise requires removal, treatment, monitoring, or remediation.
         2.27 Impositions. ad valorem taxes, special and general assessments, water rents, rates and charges, commercial rent taxes, sewer rents, levee district taxes and assessments, and other impositions and charges of every kind and nature whatsoever with respect to or allocable to the Premises or Tenant's Property, that may be assessed, levied, confirmed, imposed or become a lien on the Premises or otherwise be payable with respect to or allocable to the Premises or the operation thereof by or for the benefit of any Government with respect to any period during the Term together with any taxes and assessments that may be levied, assessed or imposed by any Government upon Rent or in lieu of or as a substitute, in whole or in part, for taxes and assessments imposed upon or related to the Premises and commonly known as real estate taxes. The term "Impositions" shall, however, not include: (a) any franchise, income, excess profits, estate, inheritance, succession, transfer, gift, corporation, business, capital levy, or profits tax, or license fee, of Landlord; (b) if the Premises are part of a Combined Tax Lot, any taxes and other assessments allocated to any portion of such Combined Tax Lot other than the Premises, in accordance with Section 6.4 of this Lease; (c) the incremental portion of any of the items listed in this definition that would not have been levied, imposed or assessed but for any sale or other

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direct or indirect transfer of the Landlord's Estate or of any legal or beneficial interest in Landlord, other than that of Tenant or any Affiliate of Tenant; and (d) interest or other charges with respect to items "a" through "c."
         2.28 Indemnify. the duty of an Indemnitor to indemnify an Indemnitee (and its partners and their Affiliates [the terms "Affiliate" or "Affiliates" as used herein shall have the same meaning as said terms have in the Joint Venture Agreement] and their respective officers, directors, agents and employees) and defend and hold the Indemnitee (and its partners and their Affiliates and their respective officers, directors, agents and employees) harmless from and against any and all loss, cost, claims, liability, penalties, judgments, damage or other injury, detriment, or expense (including reasonable attorneys' fees, court costs, interest and penalties) reasonably incurred or suffered by the Indemnitee (and its partners, and their Affiliates and their respective officers, directors, agents and employees) on account of the matter that is the subject of such indemnification or in enforcing the Indemnitor's indemnity.
         2.29 Indemnitee. a Person that is entitled to be Indemnified pursuant to this Lease.
         2.30 Indemnitor. a Person that is obligated to Indemnify another pursuant to this Lease.
         2.31 Institutional Lender. a national bank, commercial state bank, savings bank, trust company, insurance company, pension, welfare or retirement fund or system, real estate investment trust, federal or state agency regularly making or guaranteeing mortgage loans, any other entity actively engaged in commercial real estate financing and having total assets of at least $50,000,000 (adjusted annually on each anniversary of the Commencement Date this Lease to reflect increases in the Consumer Price Index), or a corporation that is a wholly-owned subsidiary of any of the foregoing entities, including any of the foregoing when acting as trustee or agent for other lender(s), whether or not such other lender(s) are themselves Institutional Lenders. The fact that a particular entity (or any Affiliate of such entity) is an Affiliate or partner of the then

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Tenant under this Lease shall preclude such entity from being an Institutional
Lender and/or a Leasehold Mortgagee.
         2.32 Insubstantial Condemnation. a Condemnation other than a Substantial Condemnation.
         2.33 Joint Venture Agreement. that certain general partnership agreement of Landlord dated November 2, 1995.
         2.34 Landlord. Riverside Joint Venture, and any successor owner of Landlord's Estate.
         2.35 Landlord's Estate. Landlord's fee and leasehold estate (pursuant to the Ground Lease) in and to the Shoreside Complex.
         2.36 Law(s). laws, ordinances, requirements, orders, directives, rules and regulations of any Government affecting the development, improvement, alteration, use, maintenance, operation or occupancy of the Premises or the Shoreside Complex, whether in force at the Commencement Date or passed, enacted or imposed at some time thereafter, subject in all cases, however, to all applicable waivers, variances and exemptions limiting the application of the foregoing, and including without limitation, the restrictions or other requirements of any applicable permit of any Government.
         2.37 Leasehold Estate. Tenant's leasehold estate arising under this Lease, upon and subject to all the terms and conditions of this Lease, and any legal or beneficial interest in such leasehold estate (other than stock of a company whose stock is listed and traded on the New York or NASDAQ Stock Exchange).
         2.38 Leasehold Mortgage. any mortgage, deed of trust, deed to secure debt, assignment, security interest, pledge, financing statement or any other instrument(s) or agreement(s) intended to grant security encumbering all or any part of the Leasehold Estate for any obligation (including a purchase-money or other promissory note) as entered into, renewed, modified, consolidated, amended, extended or assigned from time to time during the Term. A "Leasehold Mortgage" also includes certain agreements entered into in connection with a "sale and leaseback" transaction, as described in Section 18.4 of this Lease.
         2.39 Leasehold Mortgagee. the holder of a Leasehold Mortgage. Neither Tenant nor any Affiliate of Tenant may be, or have the rights of, a Leasehold Mortgagee under this Lease.
         2.40 Leasehold Mortgagee's Agent. an agent, designee or nominee of a Leasehold Mortgagee, provided that such agent, designee or nominee is a wholly owned subsidiary of the Leasehold Mortgagee. A Leasehold Mortgagee that is not an Institutional Lender shall not be entitled to designate a Leasehold Mortgagee's Agent.
         2.41 Mandated Alterations. repairs, additions, replacements or alterations mandated by Laws imposed, modified, interpreted or otherwise rendered more burdensome after the issuance of building permits for the Building, including "retro-fitting" and structural alterations, whether or not such Laws could reasonably have been foreseen at the time of issuance of such building permit.
         2.42 Missouri Gambling Law. State statutory Law regulating the conduct of gambling and related activities on the Premises, which law is presently codified as Sections 313.800 through 313.850, Revised Statutes of Missouri
(1994), and as such law may be amended from time to time, and all rules and regulations adopted pursuant to any such law.
         2.43 Missouri Gaming Commission. The Missouri Gaming Commission, or any successor commission or authority which has jurisdiction to license and regulate gambling on the Premises pursuant to Missouri Gambling Law.
         2.44 Monetary Default. a failure by Tenant to pay any Rent or other amount owed by Tenant under this Lease, when and as required to be paid pursuant to this Lease.
         2.45 Mortgage. a Prime Mortgage or a Leasehold Mortgage.

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         2.46 Mortgagee.  the holder of a Mortgage.
         2.47 Mortgagor.  the grantor of a Mortgage.
         2.48 Net Gaming Revenue. "adjusted gross receipts" as said term is defined under Missouri Gambling Law as now enacted or as hereafter amended.
         2.49 Non-Monetary Default. a failure by Tenant to perform any obligation of Tenant under this Lease, other than a Monetary Default or an Operating Covenant Default.
         2.50 Notice. a notice, demand, request, election, designation, or consent, including any of the foregoing relating to an Event of Default or alleged Event of Default, that is permitted, required or desired to be given by either party in connection with this Lease.
         2.51 Notice of Default. a Notice from Landlord to Tenant claiming or giving Notice of an Event of Default or alleged Event of Default by Tenant.
         2.52 Percentage Rent. An amount equal to the following percentages of Net Gaming Revenue for the twelve (12) month period following the Commencement Date (Percentage Rent) and for each twelve (12) month period thereafter during the Term (each of such twelve-month periods being herein referred to as a "Percentage Rent Year"):
                  (i) Two percent (2%) of the first Fifty Million Dollars ($50,000,000) of Net Gaming Revenue; and
                  (ii) Three percent (3%) of Net Gaming Revenue exceeding Fifty Million Dollars ($50,000,000) up to and including One Hundred Million Dollars ($100,000,000), and
                  (iii) Four percent (4%) of Net Gaming Revenue in excess of One Hundred Million Dollars ($100,000,000).
If the term "adjusted gross receipts," as defined under the Missouri Gambling Law, is changed, the percentages applicable to such changed definition as provided in this Section 2.52 hereof shall be adjusted by agreement of the parties, to preserve the same payment of Percentage Rent that would have been due had there been no such change. If the parties fail to agree upon such percentage prior to the effective date of the change to such definition, then such percentages shall be determined by arbitration in accordance with Section 29.6 hereof, unless previously determined by arbitration pursuant to the provisions of the Ground
Lease, which arbitration shall be binding on Landlord and Tenant.
         2.53 Permitted Exceptions. (i) all matters described on Exhibit C hereto; (ii) all liens, encumbrances, and other title matters created or suffered to exist by Tenant; (iii) all matters created or suffered after the date of this Lease by Landlord (for so long as Tenant or a Leasehold Mortgagee or Leasehold Mortgagee's agent is a partner of Landlord; or otherwise, with Tenant's consent, which consent shall not be unreasonably withheld); (iv) all terms and conditions of Government licenses, permits or approvals relating to the Shoreside Complex, as a whole or in part, including, without limitation, the Premises.
         2.54 Person. an individual, corporation, association, partnership, limited partnership, limited liability company, trust, unincorporated organization or other entity.
         2.55 Personal Default. any Non-Monetary Default by Tenant that is not reasonably susceptible of cure by a Leasehold Mortgagee, such as bankruptcy, insolvency, a prohibited transfer, failure to deliver financial information relating to Tenant (to the extent, if any, that any of the foregoing actually constitute(s) a Non-Monetary Default under this Lease), and any other Non-Monetary Default that by its nature relates only to Tenant or its Affiliates or can reasonably be performed only by Tenant or its Affiliates. Any Default that may be cured by the payment of money is not a Personal Default.
         2.56 Premises. those portions of the Building shown on Exhibit A to this Lease. The conceptual design of the Premises is shown on the plans attached as Exhibit A. The "as built" configuration of the Premises shall be confirmed, at the time of its Substantial Completion, by written addendum to this Lease. It is intended, to the extent permitted by Law, that the Premises shall be regarded as real property, subject to the Law affecting real property of the State of Missouri, rather than a ship or vessel subject to maritime law or the Ship Mortgage Act, 46 U.S.C. ss.31301 et seq. (1988).
         2.57 Prime Mortgage. a mortgage, deed of trust, deed to secure debt, assignment, security interest, pledge, financing statement or any other instrument(s) or agreement(s) intended to grant security encumbering the Landlord's Estate for any obligation, as entered into, renewed, modified, amended, extended or assigned from time to time before or during the Term.
         2.58 Prime Mortgagee.  the holder of a Prime Mortgage.
         2.59 Prime Rate. the prime rate (or base rate) of interest for corporate loans that is reported in the Money Rates Column of The Wall Street Journal published on the Business Day for which the rate is applicable (or the next preceding Business Day, if the applicable day is not a Business Day), as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank). If The Wall Street Journal ceases publication of the Prime Rate, the prime rate (or base rate) from time to time announced by Bankers Trust Company, New York, New York, or its successor (whether or not such rate has actually been charged by such bank), or, if Bankers Trust Company discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the highest rate charged by such bank on short term, unsecured loans to its most creditworthy large corporate borrowers. If The Wall Street Journal: (a) publishes more than one Prime Rate, the higher or highest rate shall apply, or (b) publishes a retraction or correction of any such rate, the rate reported in such retraction or correction shall apply. If the Prime Rate changes, interest rates in this Lease which are based on the Prime Rate shall change, effective as of the first day of each calendar month, to reflect the Prime Rate in effect on the last day of the preceding calendar month. Notwithstanding anything to the contrary in this Section, the Prime Rate shall never exceed the highest rate of interest legally permitted to be charged in the State (without imposition of penalties for criminal usury [the "Criminal Usury Rate"]) in transactions of the character of this Lease between parties of a character similar to Landlord and Tenant.
         2.60 Prohibited Liens. a mortgage, ship mortgage or other consensual lien or judgment lien, and any maritime, seaman's, mechanic's, vendor's, laborer's or material supplier's statutory lien or other similar lien arising by reason of work, labor, services, equipment or materials supplied, or claimed to have been supplied, to Tenant; which lien either: (a) is filed against the Landlord's Estate or (b) is filed against the Leasehold Estate and, upon termination of this Lease, would under the law of the State attach to the Landlord's Estate or any underlying fee estate.
         2.61 Prohibited Person (Landlord). Any Person or any Affiliate of such Person as to which there has been an Unsuitability Determination, in accordance with the procedures set forth in the Joint Venture Agreement whether or not Riverside Joint Venture (the "Venture") still exists or remains the Landlord hereunder. Landlord shall provide Tenant with at least thirty (30) days prior Notice of any proposed transfer of Landlord's Estate or any interest therein (excluding, however, the creation or transfer of any easement), together with such documentation and information regarding the proposed transferee as Tenant shall reasonably request, to enable Tenant to confirm that the proposed transferee is not a Prohibited Person (Landlord).
         2.62 Prohibited Person (Tenant). Any Person or Affiliate of such Person as to which there has been an Unsuitability Determination in accordance with the procedures set forth in the Joint Venture Agreement whether or not the Venture still exists or remains the Landlord hereunder. Tenant shall provide Landlord or Harrah's, for so long as HMHC or any Affiliate of HMHC is a partner of Landlord, with at least thirty (30) days prior Notice of any proposed transfer of Tenant's Leasehold Estate or any interest therein, together with such documentation and information regarding the proposed transferee as Harrah's shall reasonably request, to enable Harrah's to confirm that the proposed transferee is not a Prohibited Person (Tenant).
         2.63 Qualified Arbitrator. A partner or other individual designated by Landlord or Tenant, as the case may be, who: (i) is employed by a disinterested, reputable and nationally recognized certified public accounting firm or has comparable qualifications; and (ii) has at least ten (10) years' experience in the financial reporting and valuation of casino properties.
         2.64 Rent. Additional Rent, Percentage Rent and Substitute Percentage Rent.
         2.65 Shoreside Complex. the aggregate of: (i) the Site; (ii) the Building; and (iii) all other buildings and improvements constructed by Landlord on the Site, including, without limitation, all parking facilities, roads, driveways and levees.
         2.66 Site. The land described in Exhibit A-2, together with all easements and rights appurtenant thereto. A portion of the Site described in the Joint Venture Agreement as the Leased Site is leased pursuant to the Ground Lease, and a portion of the Site is under contract to be owned in fee, by the Landlord and as is defined in the Joint Venture Agreement as the Adjacent Fee Site.
         2.67 State.  Missouri.
         2.68 State Revenue Reports. the daily tax remittal form required to be submitted by Tenant to the Missouri Gaming Commission pursuant to the Missouri Gambling Law, reporting Net Gaming Revenue from the Premises.
         2.69 State Revenue Audits. the quarterly external audit of Net Gaming Revenue prepared for the benefit of the Missouri Gaming Commission pursuant to the Missouri Gambling Law.

         2.70 Structural Modification. any of the following: (i) any modification to the foundation, footings, structural load-bearing walls, joists, beams, columns, floors and roof deck of the Shoreside Complex, unless such structural members only affect Excursion Gambling Boats of Tenant and are not integrally related to the remainder of the Shoreside Complex; (ii) any modification of the exterior appearance of the Shoreside Complex; or (iii) any modification to the electric, gas, water, sewer, telephone or other systems serving both the Excursion Gambling Boats and the Shoreside Complex, if the modification adversely affects the usefulness or cost of operation of such Shoreside Complex systems; or (iv) any other modification to Excursion Gambling Boats which affects the appearance, usefulness or cost of operation of the Shoreside Complex or otherwise adversely affects the Shoreside Complex.
         2.71 Substantial Completion. as defined by Section 9.8.1 of American Institute of Architects' Document A-201, General Conditions of the Contract for Construction (1987 Edition)
 .         2.72 Substantial Condemnation. a Condemnation of the Premises or
Shoreside Complex which results in the Landlord determining not to rebuild or reconfigure the Premises in accordance with the terms of the Joint Venture Agreement. After the Landlord is no longer the Venture, Substantial Condemnation shall be a Condemnation of the Premises or Shoreside Complex that renders the Premises unusable as Excursion Gambling Boats, as reasonably determined by Landlord.
         2.73 Tenant's Monthly Statement. a financial statement of Tenant, delivered to Landlord on the twentieth calendar day of every Fiscal Month, beginning on the twentieth day of the month next following the month in which the Commencement Date (Percentage Rent) occurs, reporting Net Gaming Revenue of the Premises for the immediately preceding Fiscal Month, certified to be complete, true and accurate, and to have been prepared in accordance with

Accounting Standards by Tenant's authorized financial officer, and which shall include and have attached thereto all State Revenue Reports for such preceding Fiscal Month.
         2.74 Tenant's Property. all personal property purchased or leased by Tenant for use in connection with the Premises including, without limitation, Tenant's Gaming Equipment and Tenant's interest in any leases of personalty ("Equipment Leases"), including, without limitation, leases of Tenant's Gaming Equipment.
         2.75 Tenant's Work. the initial interior finish improvements and signs to be installed and affixed by Tenant to the Premises, at Tenant's sole expense, prior to the Commencement Date (Percentage Rent) all as generally described in Exhibit A-1.
         2.76 Termination Date. the date when this Lease terminates or expires, whether pursuant to the expiration of the Term, Condemnation, Casualty or an Event of Default.
         2.77 Transfer. the assignment, sublease, pledge, mortgaging, encumbering or other form of disposition, voluntarily or involuntarily, directly or indirectly, of any right to possession of, or legal or beneficial interest in and to, the Leasehold Estate (or the Tenant) or the Landlord's Estate (or the Landlord), as the case may be, including without limitation a transfer of Capital Stock (as defined in the Joint Venture Agreement) in any direct or remote parent entity of Landlord (or its Partners) or Tenant. Transfer shall not include the sale, on a national exchange such as the New York or NASDAQ Stock Exchange, of publicly held shares of Harrah's Entertainment, Inc. ("HEI") or Players International, Inc.
         2.78 Unavoidable Delay. delay in the performance of any obligation or, where specifically provided for, a Leasehold Mortgagee's exercise of Mortgagee's Cure Rights under this Lease, (excluding in any case any obligation to pay money) arising from or on account of any cause whatsoever beyond the reasonable control of the Person required or entitled to perform, including strikes, labor troubles, litigation, Casualty, Condemnation, accidents, Laws, governmental preemption, failure or refusal of a governmental body to issue a required permit or license, war, riots, and other causes beyond such party's reasonable control, whether similar to dissimilar to the causes specifically enumerated in this Section. In no event shall Unavoidable Delay be deemed to include any delay caused by an unwillingness or inability to make a payment required by this Lease, or the wrongful act or omission to act of the Person invoking this definition.
         2.79 Venture Default. shall have the meaning ascribed to it in Section
29.1.1 hereof.
         2.80 Waiver of Subrogation. a provision in, or endorsement to, any insurance policy required by this Lease, by which the insurance carrier agrees to waive all rights of recovery by way of subrogation against either party to this Lease in connection with any loss covered by such insurance policy.

3. TERM.
         3.1 Initial Term. The term of this Lease (the "Term") shall commence on the Commencement Date and expire 11:59 p.m. on the last day of the Fiscal Month that includes the date eighty (80) years after the Commencement Date.
         3.2 Confirmation of Dates. Promptly after the occurrence of any date relevant to the calculation of Rent, or to the determination of the Term, the parties shall enter into a certificate, in recordable form reasonably satisfactory to both of them, memorializing such date. The failure of the parties to enter into any such certificate shall not, however, invalidate or in any way diminish the effectiveness of the actual date(s) to be set forth in the certificate. If Landlord and Tenant disagree as to whether any such date has occurred, then Tenant may pay Rent and otherwise perform under this Lease based on Tenant's own determination of such date(s) unless and until such date(s) are otherwise determined by the final judgment of a court of competent jurisdiction provided that Tenant shall escrow in an interest bearing federally insured account with a disinterested national bank with offices in St. Louis, Missouri or the registry of the court hearing such dispute, any additional amounts claimed by Landlord. If a national bank is used as escrow agent, it shall act only in accordance with this Section, as modified or supplemented by: (i) joint written instruction of Landlord and Tenant; or (ii) a final, unappealable order of the court hearing such dispute; and shall be fully exonerated from liability to Landlord or Tenant for any act or omission other than its gross negligence or wilful misconduct. To the extent that any such court accepts Landlord's position and rejects Tenant's, the court or escrow agent, as the case may be, shall, within five (5) Business Days after the court's order becomes final and unappealable, remit to Landlord an amount equal to any previous underpayments of Rent, together with interest earned thereon, and the remainder, if any, of the escrow account shall be disbursed to Tenant. If the court accepts Tenant's position and rejects Landlord's, the court or escrow agent, as the case may be, shall within five (5) Business Days after entry of the court's final, unappealable order remit to Tenant all the monies in the escrow account, including interest. Failure of Tenant to establish such escrow account or to escrow disputed amounts therein shall be a failure to cure a Monetary Default.

4. DEVELOPMENT AND CONSTRUCTION OF THE PREMISES AND SHORESIDE
   COMPLEX.
         4.1 Landlord Construction. Landlord shall construct the Shoreside Complex at its sole cost and expense and shall deliver the Premises to Tenant in "Shell" condition in accordance with the criteria set forth on Exhibit D attached hereto.
         4.2 Tenant Construction. Tenant shall construct the Tenant's Work and install Tenant's Property in the Premises, at its sole cost and expense, within three hundred sixty-five (365) days after the Commencement Date.

         4.3 Title to Shoreside Complex and Tenant's Property. Tenant's Property shall at all times during the Term be owned by, and shall belong to, or be leased by, Tenant. Tenant shall have title to or lease the foregoing throughout the Term. All the benefits and burdens of ownership of Tenant's Property shall be and remain in Tenant during the Term. Any Tenant's Property affixed to the Premises or left in the Premises and not removed by Tenant within thirty (30) days after expiration or termination of the Term shall automatically and without the need for any further action or the execution of any further documents become the property of Landlord, except for any Tenant's Property constituting Gaming Equipment.
         The Shoreside Complex shall at all times during the Term be owned or leased by, and shall belong to, Landlord before, during and after the Term. All the benefits and burdens of ownership of the Shoreside Complex shall be and remain in Landlord before, during and after the Term.

5. RENT.
         5.1 Means of Payment. Tenant shall pay Percentage Rent payable to Landlord by wire transfer to the bank account which Landlord shall identify to Tenant upon request (and Landlord shall have the right to change from time to time by at least thirty (30) days' Notice to Tenant), provided that, unless otherwise directed in writing by Landlord and Harrah's, all Percentage Rent shall be payable directly to Harrah's only, provided the assignment of Percentage Rent to Harrah's remains in effect under Section 5.2.5, and to the bank account which Harrah's shall identify to Tenant upon request (and Harrah's shall have the right to change from time to time by at least thirty
(30) days' Notice to Tenant). All Rent other than Percentage Rent shall be payable to Landlord by a company check of Tenant.
         5.2 Percentage Rent. Beginning on the twentieth calendar day of each Fiscal Month following the Commencement Date (Percentage Rent) and continuing throughout the Term,

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



Tenant shall pay Percentage Rent to Landlord or Harrah's, as long as Percentage Rent remains assigned to Harrah's. Landlord and/or Harrah's may be required by Missouri Gambling Law to be licensed, permitted or otherwise approved by the Missouri Gaming Commission to lawfully receive Percentage Rent (such license, permit or approval is herein referred to as a "Percentage Rent Approval"). If Percentage Rent may not lawfully be paid because of the denial, revocation, suspension or other failure of a Percentage Rent Approval unless the Missouri Gaming Commission permits the payment by Tenant to Landlord of Approved Substitute Percentage Rent (hereinafter defined), Tenant shall, during such period, continue to calculate and report Percentage Rent to Landlord (and Harrah's) and Tenant shall deposit the amount of Percentage Rent so reported into an escrow account (established and governed in the manner described in Section 3.2) on or before the twentieth calendar day of each Fiscal Month. If Percentage Rent Approval is subsequently obtained, then, within thirty (30) days after Notice to Tenant of such event (rather than a court order as provided in Section 3.2), Tenant's obligation to pay Percentage Rent shall be reinstated and, to the extent lawful, funds in the aforementioned escrow account, with interest thereon, shall be immediately paid to Harrah's. In no event shall any failure of a Percentage Rent Approval that is caused by any act or omission of Tenant excuse Tenant's obligation to pay Percentage Rent. Failure of Tenant to establish such escrow account shall be a Monetary Default.
         5.2.1 Reporting and Payment. Percentage Rent shall be determined based upon Net Gaming Revenue from the Premises reported in Tenant's State Revenue Reports and State Revenue Audits, subject to the right of Landlord (and of Harrah's) (as provided in Section 5.2.3) to independently audit Tenant's books and records and collect any additional amounts which such audit may reflect to be due and owing under this Lease.
                         On the twentieth calendar day of each Fiscal Month
following the Commencement Date (Percentage Rent), Tenant shall:

                                    (i)  deliver to Landlord (and Harrah's)
Tenant's Monthly Statement along with copies of all State Revenue
Reports and State Revenue Audits relating to the immediately preceding Fiscal Month (or the Fiscal Quarter containing such Fiscal Month) which Tenant is required to submit to the Missouri Gaming Commission (specifically including the daily tax remittals, quarterly audit required by ss.313.825 RSMo. and the monthly return required by 11 CSR 45-11.040); and
                                   (ii) pay the Percentage Rent (or Substitute
Percentage Rent, as the case may be) for the immediately preceding Fiscal Month in the manner set forth in Sections 5.1 and 5.2 of this Lease.
         If the Missouri Gaming Commission redetermines Net Gaming Revenue, Landlord shall automatically be entitled to additional Percentage Rent hereunder (or Tenant shall be entitled to a reduction of Percentage Rent) based upon such redetermination applicable to the Percentage Rent Year for which such Percentage Rent should have been paid. Tenant shall pay the additional Percentage Rent, in the manner set forth in Section 5.1 within five (5) Business Days after the Missouri Gaming Commission provides Notice of such redetermination to Tenant and if reduction of Percentage Rent is required by such redetermination, Tenant may deduct such amount from ensuing Percentage Rent payment(s).
         5.2.2 Accounting Records. Tenant shall maintain (at the Premises or at its financial offices in Las Vegas, Nevada, or elsewhere, identified to Landlord and Harrah's in writing) accounting books and records in accordance with the Accounting Principles and the Missouri Gambling Law, sufficient to enable Tenant, Landlord (and Harrah's) to calculate Percentage Rent. Tenant shall preserve Tenant's books and records relating to each Percentage Rent Year for at least three years after the end of such Percentage Rent Year. If at the conclusion of such period a dispute is pending between Landlord (and/or Harrah's) and Tenant regarding the amount of Rent due under this Lease, then Tenant shall continue to preserve such records pending the final disposition of such dispute.
                  5.2.3 Harrah's Right to Audit. Within (and in no event later than) one hundred eighty (180) days after the end of each Percentage Rent Year, and more frequently if Harrah's should reasonably believe that Tenant's reporting is not true and accurate, Harrah's shall be entitled to cause a certified public accounting firm designated by Harrah's to audit Tenant's books and records relevant to the calculation of Net Gaming Revenue reported by Tenant during the preceding Percentage Rent Year. Any audit shall be performed in a reasonable manner, during ordinary business hours and without unreasonably interfering with Tenant's business. If such audit reveals that Net Gaming Revenue was understated, then within five (5) Business Days after Tenant's receipt of the auditor's report, Tenant shall pay the net additional Percentage Rent due on account of the audit corrections unless Tenant disputes such determination, in which case Tenant shall have the right to require arbitration of such determination in accordance with the provisions of Section 29.6 hereof. If such audit reveals that Net Gaming Revenue was overstated, then
Tenant shall be entitled to a credit against the next payment(s) of Percentage Rent under this Lease in an amount equal to the previous overpayment revealed by the audit corrections. Any adjusting payment on account of previous overpayment or underpayment shall bear interest at the Prime Rate from the date it would have been paid (or the date of Tenant's previous overpayment, if applicable) had Tenant's reports and monthly returns been correct until the date actually paid or credited. If Percentage Rent was understated by more than three percent (3%) for the period audited, then Tenant shall pay the reasonable cost of such audit; otherwise the audit shall be conducted at Harrah's expense. The rights provided herein shall survive the termination or expiration of the Term for three full Fiscal Years (plus any partial Fiscal Year remaining in the year of termination or expiration of this Lease, as the case may be). Landlord shall also have

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the rights granted to Harrah's in this Section at such time as the Percentage
Rent is no longer assigned to Harrah's.
                  5.2.4 Confidentiality. Landlord and Harrah's shall preserve the confidentiality of all information obtained hereunder relating to Tenant's Net Gaming Revenue, except in any litigation or arbitration proceedings between the parties, when compelled by judicial or administrative order, or when advised by counsel that disclosure is required to comply with applicable securities Law.
                  5.2.5 Assignment of Percentage Rent to Harrah's. Landlord and Tenant acknowledge that the rent payable to Harrah's as ground lessor under the Ground Lease includes the Percentage Rent payable under this Lease and it is a condition of the Ground Lease that Landlord assign all of its right, title and interest in and to the Percentage Rent to Harrah's. Landlord hereby assigns to Harrah's all of its right, title and interest in and to and with respect to the Percentage Rent (which for purposes of this Section shall include Substitute Percentage Rent), including without limitation the Landlord's right to receive all Percentage Rent, Substitute Percentage Rent and all Tenant reports and returns under Section 5.2.1, the rights to audit Tenant's books and records pursuant to Section 5.2.3, the rights to enforce payment of the Percentage Rent and Substitute Percentage Rent in Harrah's own name or in the name of Landlord and all other remedies of Landlord based on a Default in the payment of Percentage Rent, and Harrah's shall have such rights under the Parent Guaranty (hereinafter defined) and other security and lien for payment of Percentage Rent as Landlord shall have under this Lease. Landlord hereby directs Tenant to pay all Percentage Rent otherwise payable to Landlord under this Lease directly to Harrah's at such bank account as Harrah's may from time to time specify to Tenant by written Notice to Tenant. If there is an Event of Default based on a Default with respect to Percentage Rent, Harrah's may direct the Landlord to exercise any of Landlord's

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remedies for the benefit of Harrah's, or Harrah's may itself directly enforce such provisions of this Lease and Landlord's rights under the Parent Guaranty. The assignment under this Section is an absolute assignment and not an assignment for security and may not be revoked or amended without the express written consent of Harrah's. Subject to first satisfying all applicable requirements of Missouri Gambling Law, Harrah's may further assign its rights hereunder and may encumber its right to receive payments of Percentage Rent.
                  5.2.6 Substitute Percentage Rent. After the Commencement Date (Percentage Rent), with respect to any period from the date an Operating Covenant Default has occurred and Landlord has given Tenant Notice of such Operating Covenant Default and continuing until such Operating Covenant Default is cured (such period during which an Operating Covenant Default has occurred and is continuing being referred to as a "Substitute Period"), Tenant shall pay during any Substitute Period arising due to an Operating Covenant Default, an amount (the "Default Substitute Percentage Rent") equal to the greater of (A) Percentage Rent allocable to such Substitute Period and (B) Average Percentage Rent (hereinafter defined). After the Commencement Date (Percentage Rent), with respect to any period from the date Landlord has failed to receive its Percentage Rent Approval (or such Percentage Rent Approval is revoked or suspended) and the Missouri Gaming Commission (or other gaming authority whose actions have led to an Unsuitability Determination affecting Landlord) permits payment of Approved Substitute Percentage Rent by Tenant to Landlord (such period during which Landlord no longer has its Percentage Rent Approval also being referred to as a "Substitute Period"), Tenant shall pay during any Substitute Period arising due to Landlord's failure to have Percentage Rent Approval an amount equal to Average Percentage Rent, but in no event shall Average Percentage Rent exceed the Percentage Rent otherwise allocable to the Substitute Period (the "Approved Substitute Percentage Rent," such Default Substitute Percentage Rent and Approved Substitute Percentage

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Rent being sometimes hereinafter collectively referred to as the "Substitute
Percentage Rent"). "Average Percentage Rent" is a daily amount equal to the Percentage Rent payable for the two preceding Percentage Rent Years divided by 730, which daily amount is then multiplied by the number of days in a Substitute Period, provided that if the Premises have been operating for fewer than two full Percentage Rent Years, the daily amount shall equal the Percentage Rent payable for the period from the Commencement Date (Percentage Rent) through the day preceding the commencement of a Substitute Period divided by the number of days in such measuring period and further provided that if a Substitute Period has previously occurred during the applicable measuring period for Average Percentage Rent, Landlord shall reasonably adjust the amount to be used as the daily amount for Average Percentage Rent to reflect an average daily Percentage Rent during periods of operation in accordance with Section 7.1.
         5.3 Additional Rent. In addition to Percentage Rent, Tenant shall pay Landlord, as additional rent under this Lease, all Additional Rent, as and when same is due and payable and before any interest or penalty may attach for nonpayment thereof.
         5.4 No Allocation to Personal Property. None of the Rent provided for under this Lease is allocable to any personal property included in the Premises, as such term is defined in this Lease.
         5.5 No Conditional Payment. No payment by any party of a lesser amount than the total of all sums due hereunder shall be deemed to be other than on account of the sums then due, applied in inverse priority of their due dates, nor shall any endorsement or statement on any check, other payment or accompanying letter or other communication or notice be deemed an accord and satisfaction. Any party may accept such payment in cash or negotiate such check or other payment without prejudice to that party's right to recover the balance of such sums or to pursue any other remedy provided in this Lease or otherwise available, regardless of whether that

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



party makes any notation on such instrument of payment or otherwise notifies the other party that such acceptance, cashing or negotiation is without prejudice to any of that party's rights.
         5.6 Interest on Overdue Rent. Unless otherwise provided herein, all Rent (other than Percentage Rent, Approved Substitute Percentage Rent and Default Substitute Percentage Rent, which shall be due as provided in
Section 5.2.1) owed by Tenant to Landlord shall be due ten (10) calendar days from the date the Landlord renders statements of account or invoices therefor. If any Rent (including, without limitation, Percentage Rent, Approved Substitute Percentage Rent and Default Substitute Percentage Rent) is not received by Landlord or Harrah's, as the case may be, within one Business Day after the date due, Tenant agrees to pay to Landlord or Harrah's, as the case may be, interest at the Prime Rate plus eight percent (8%) but not in excess of the Criminal Usury Rate (the "Default Rate") on the overdue amount from the date such obligation was due until paid.
         5.7 Tenant's Licenses. All separate license and permit fees and business taxes imposed or payable with respect to Tenant's operations or the Premises shall at all times be kept current and in full force and effect and shall be paid by Tenant when due.
         5.8 No Offset by Tenant. Rent and other charges and payments required to be made by Tenant to Landlord or Harrah's under the provisions of this Lease shall be paid in lawful money of the United States without prior demand, deduction or offset.
         5.9 Restaurant Charges. If guests staying at the hotel portion of the Entertainment Facilities charge meals at any restaurant facility located within the Premises, Landlord shall pay to Tenant such restaurant charges that are included in hotel billings, monthly, in arrears, no later than the 20th day of the Fiscal Month following the Fiscal Month in which such charges are billed, or, if such day should be a legal holiday, the next Business Day thereafter. Payment of such sums shall be accompanied by a written itemization, in reasonable detail, of such charges.

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



Tenant will accept charges made by guests of such hotel for their account with the hotel for food, beverage and alcoholic beverage service (plus taxes and gratuities related thereto) at restaurants within the Premises in accordance with operating procedures for the authorization thereof from time to time adopted by Landlord and furnished to Tenant. Landlord will make available to Tenant point of sale equipment to provide Tenant direct access to accounts of guests at the hotel and the amount of credit authorized for such guest's account. Tenant shall assume the risk of collection of any such charges and shall reimburse Landlord, as Additional Rent, for any such uncollected charges monthly, in arrears, no later than the twentieth day of the Fiscal Month following the Fiscal Month in which the charges are billed if Landlord has previously paid such restaurant charges to Tenant.
         5.10 Hotel Charges. Tenant's use of hotel rooms in the Shoreside Complex, so long as Landlord is the Venture, shall be governed by the Joint Venture Agreement and any agreement entered into by the Venture with a hotel manager. Thereafter, if Tenant desires to reserve guest rooms or other dining/meeting room facilities at the hotel portion of the Entertainment Facilities for the purpose of making such rooms available to its customers, Tenant shall pay Landlord as Additional Rent (by wire transfer to the bank account designated in writing by Landlord's hotel manager) the rack or standard rate for such hotel rooms or facilities no later than 6:00 p.m. on the day for which such hotel rooms or facilities are reserved, or earlier, in accordance with policies adopted by the hotel manager which do not discriminate between the Premises and Harrah's Premises.

6. ADDITIONAL PAYMENTS BY TENANT; IMPOSITIONS.
         6.1 Landlord's Net Return. The parties intend that this Lease shall constitute a "net lease," so that the Percentage Rent and Substitute Percentage Rent shall provide Landlord with "net" return for the Term, free of any expenses or charges with respect to the Premises, except

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as specifically provided in this Lease. Tenant recognizes that, as a partner of
Landlord, Tenant will be responsible for its percentage share of all liabilities of the Landlord in addition to its responsibility for all liabilities arising out of its operation of the Premises and that its obligations as a partner of Landlord are, pursuant to Sections 6.7 and 29.1.1 cross-defaulted with its obligations under this Lease. Tenant recognizes that any permitted transfer of its Partnership Interest (as defined in the Joint Venture Agreement) or its interest herein which would have the effect of placing such interests in separate entities will not change or affect the cross-default provisions in the immediately preceding sentence.
         6.2 Impositions. For any period within the Term (with daily proration for periods partially within the Term and partially outside the Term), Tenant shall pay and discharge, before failure to pay the same shall create a material risk of forfeiture or give rise to a penalty, all Impositions. Tenant shall also pay all interest and penalties assessed by any Government on account of late payment of any Imposition, unless such late payment was caused by Landlord's failure to remit an Imposition (paid to Landlord by Tenant) in accordance with Tenant's reasonable instructions or Landlord's failure to promptly forward Tenant a copy of a tax bill received by Landlord, in which case Landlord shall pay such interest and penalties.
         6.3 Assessments in Installments. To the extent that may be permitted by law, Landlord shall have the right to apply for conversion of any assessment to cause it to be payable in installments. After such conversion, Tenant shall pay and discharge only such installments of such assessment as shall become due and payable during the Term.
         6.4 Combined Tax Lot. It is likely that the Shoreside Complex and the Premises will be part of a single tax lot (the "Combined Tax Lot"). In such event, Tenant shall pay, as Additional Rent:

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



                  (i) fifty percent (50%) of the Impositions assessed against the Shoreside Complex, as a whole (which payment, so long as there is no severance of Tenant's ownership (as a Partner in the Venture) of the Shoreside Complex, may be made by Tenant paying its fifty percent (50%) share of Landlord's net operating losses pursuant to Section 6.7); and
                  (ii) one hundred percent (100%) of the Impositions assessed against Tenant's Property.
Landlord shall provide Tenant a copy of each bill for Impositions as it is received. Landlord shall have the exclusive right to contest Impositions against the Shoreside Complex. Tenant shall have the exclusive right to contest Impositions against Tenant's Property.
         6.5 Direct Payment by Landlord. If any Imposition or other item of Rent required to be paid by Tenant is required by applicable Laws to be paid directly by Landlord, then: (a) Landlord appoints Tenant as Landlord's attorney in fact for the purpose of making such payment; and (b) if the Person entitled to receive such payment refuses to accept it from Tenant, then Tenant shall give Landlord Notice of such fact no later than ten (10) days prior to the date such payment is due, shall accompany such Notice with such payment and shall include in such Notice reasonable instructions as to the further remittance of such payment. Landlord shall with reasonable promptness comply with Tenant's reasonable instructions and shall assume responsibility for interest and penalties resulting from Landlord's failure to do so.
         6.6 Utilities. Tenant shall pay all fuel, gas, light, power, water, sewage, garbage disposal, telephone and other utility charges, and the expenses of installation, maintenance, use and service in connection with the foregoing, relating to the Premises during the Term. If any such items are not separately metered to Tenant or are otherwise charged to Landlord, Tenant shall on demand reimburse Landlord for all such charges and expenses allocable to the Premises.

Landlord and Tenant agree to cooperate to install flow meters or retain the services of professional consultants to determine Tenant's usage of any utilities that are not separately metered to the Premises.
         6.7 Joint Venture Losses. Commencing on the first day of the second month following the Commencement Date (Percentage Rent) and on the first day of each month thereafter during the Term and the first month after the end of the Term, Tenant shall also pay as Additional Rent hereunder fifty percent (50%) of Landlord's monthly net operating losses (including capital losses) as evidenced by Landlord's monthly operating statement for the immediately preceding Fiscal Month, provided that if a Prime Mortgage shall then be in effect, Tenant shall pay as Additional Rent to Landlord fifty percent (50%) of the principal and interest payment when due under the Prime Mortgage, which payment shall be appropriately credited against the Tenant's fifty percent (50%) share of Landlord's monthly net operating losses as set forth above. Monthly operating statements may be prepared prior to the end of the applicable month based on projected income and expenditures, with appropriate adjustments the following month to reflect actual income and expenditures. If, for any reason, there shall be a severance of Tenant's ownership of the Shoreside Complex (currently, as a partner of the Venture) and Leasehold Estate, then Tenant shall pay, as Additional Rent under this Lease, fifty percent (50%) of the monthly debt service payments (principal and interest) due under any Prime Mortgage to the applicable Prime Mortgagee, provided, that the principal amount secured by such Prime Mortgage does not exceed the amount agreed to by the Venture), as well as fifty percent (50%) of all Common Area Maintenance Charges as defined in and provided under Exhibit E hereto, in lieu of Additional Rent pursuant to the first two sentences of this Section and Tenant shall have the additional rights and Landlord the additional obligations with respect to the Shoreside Complex as are provided in such Exhibit E.

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



7. USE.
         7.1 Permitted Uses. Between the Commencement Date and the Commencement Date (Percentage Rent), Tenant may use the Premises only for the purpose of completing Tenant's Work, installing Tenant's Property and conducting pre-opening training activities in accordance with the remaining terms and conditions of this Lease and subject to any limitations imposed by Landlord's insurance policies. After the Commencement Date (Percentage Rent), Tenant shall, except as herein otherwise specifically provided, continuously occupy and operate the Premises as two (2) Excursion Gambling Boats (as defined in the Missouri Gambling Law) with accessory restaurant, ticketing and back of house facilities to at least the standard set forth in Exhibit F. Such operations shall be conducted seven days per week, including holidays, for at least the minimum hours required by the Missouri Gambling Law and Missouri Gaming Commission and otherwise at least one of such casinos shall be operated not less than sixteen (16) hours per day, seven (7) days per week (including holidays). The Premises shall not, at any time, be used in a manner that will violate any Permitted Exception.
         7.2 Tenant's Failure to Operate the Business. If Tenant breaches
Section 7.1, irreparable harm and damages, which damages are not readily ascertainable, will be caused to Landlord and Harrah's. Tenant agrees that, in such event, Landlord, at its option, shall be entitled to specific performance and to seek injunctive relief in addition to all other rights and remedies.
         7.3 Exterior Operations/Objects/Regulations. Tenant shall not outside the boundaries of the Premises: (i) conduct gambling operations; (ii) display, serve or sell food or merchandise; or (iii) allow furniture, equipment or other objects or merchandise to be stored or placed, without the prior written consent of Landlord. Tenant shall also comply with reasonable rules and regulations adopted from time to time by Landlord with respect to the Shoreside Complex, including regulations relative to the use of, and payment for, parking areas within the Shoreside Complex. Landlord intends to develop and implement emergency procedures for the Entertainment Facilities, Excursion Gambling Boats and Excursion Gambling Boat Support Facilities and for obtaining approval for said procedures from the Pattonville-Bridgeton Terrace Fire District, the Maryland Heights Police Department and other appropriate public safety agencies. In that regard, Landlord or its Manager of the Shoreside Complex (the "Manager") will assume the role of "Executive Command" in the event of an emergency requiring such, and will be responsible for the execution of emergency procedures. Tenant's personnel, in accordance with the established emergency procedures, will provide necessary assistance to the Landlord or the Manager in the execution of its duties as Executive Command. At no time will Tenant change, modify, add to or delete any element of the established emergency procedures without written approval from the Landlord or the Manager. During an actual emergency, Tenant will be subordinate to Landlord or the Manager, and at no time with regard to emergency procedures, will Tenant's personnel countermand, disregard or fail to execute a directive from the Landlord or the Manager.
         Tenant agrees to comply with all aspects of the established procedures manual, including, but not limited to, personnel training, rehearsals and on-going drills as may be required by Landlord or the Manager.
         7.4 Refuse/Deliveries. Tenant shall be solely responsible for causing all refuse from the Premises to be stored in sealed, watertight containers fashioned to prevent the soiling of the Shoreside Complex and daily removed to the refuse compactor for the Shoreside Complex. Tenant shall effect all deliveries using the loading areas designated on Exhibit G at times and in a manner so as to minimize the disturbance of guests of the Shoreside Complex.

         7.5 Interruption of Business. Landlord does not warrant the sufficiency of the Shoreside Complex or the Premises for the purposes of Tenant's contemplated operation of its business on the Premises nor the sufficiency of any access thereto or the sufficiency of any utilities or other services provided with respect thereto, nor does Landlord warrant that any of the services or access to be provided to the Premises or the Shoreside Complex, whether under this Lease, the Joint Venture Agreement, or otherwise, will be free from interruption whether caused by war, riots, acts of God, Government action, repairs, mechanical breakdown, improvements, alterations, strikes, picketing, whether legal or illegal, accidents, inability of Landlord or Tenant to obtain fuel or supply, Casualty, Condemnation, litigation, failure or refusal of a governmental body to issue a required permit or license, or any cause or causes beyond the reasonable control of Landlord, whether similar or dissimilar to the causes specifically enumerated in this Section. No failure or delay in furnishing any service or access, whether caused in whole or in part by any one or more of the foregoing causes or otherwise, shall result in any liability of Landlord to Tenant, or be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligations of Tenant under this Lease, Tenant's sole remedy in this regard being to look to insurance carried by Tenant in accordance with this Lease with respect to any such risks.

8. MARKS AND PUBLICITY.
         8.1 Exclusive Ownership of Marks. Landlord acknowledges and recognizes the exclusive rights of Players International, Inc. ("Players") to the service marks, trademarks, names, copyrights, logos, registrations and patents used in connection with the "Players" casinos, riverboat casinos and casino hotels (collectively, the "Players Marks"). Landlord disclaims any right, title or interest in or to any of the Players Marks by operation of this Lease (recognizing that the right of Landlord to use the Players Marks derives exclusively from that certain License Agreement of even date herewith by and among Players, Landlord and Harrah's Maryland Heights Operating Company) (the "Players License").
         8.2 Signs. Tenant shall not display any sign, light, advertisement, banner, flag, or awning (collectively, "signs" or singly, a "sign") in the interior or exterior of the Entertainment Facilities (including without limitation, the roof, windows, walls, columns, and/or other similar areas of the Entertainment Facilities) or the exterior of the Premises without the prior written consent of Landlord. Landlord, Harrah's and Tenant desire to effect a coordinated sign program for the Shoreside Complex that will fairly allocate sign area permitted by Law among the Premises, the Harrah's Premises and the Entertainment Facilities. Any signs installed in violation of the provisions hereof or any sign plan adopted by Landlord, as the same may be modified by Landlord from time to time, may be removed by Landlord without notice and all costs incurred in doing so shall be due and payable by Tenant upon demand, as Additional Rent. If during the Term, Tenant should change the Players Marks and desire to modify the design (but not the area) of signs allocated to it under the sign plan, it may do so, provided that all costs and expense associated therewith shall be paid by Tenant.
         8.3 Effect of Lease Termination. Landlord acknowledges that under the terms of the Players License, in the event of any termination of this Lease (including on account of an uncured Default by Tenant): (a) neither Tenant nor Players shall be under any obligation, express or implied, to issue a license to Landlord or any subsequent operator of the Premises to utilize the Players Marks; and (b) Landlord shall not use Players Marks in association with the Premises or the Shoreside Complex. Tenant shall have the right, within thirty
(30) days after the termination of this Lease, to remove all Tenant's Property identified with Players Marks, subject to the obligation to restore any damage to the Premises or Shoreside Complex caused by the installation or removal thereof.

9. LAWS.
         9.1 Compliance with Law. During the Term, Tenant shall, at its own expense, observe and comply with all Laws affecting the Premises. Tenant shall have the right to contest any such Laws only in accordance with Article 13.
         9.2 Licenses and Permits. Tenant shall procure, in a timely manner, every permit, license, certificate or other authorization required in connection with the lawful and proper maintenance, operation, use and occupancy of the Premises, completion of Tenant Work or installation of Tenant's Property and shall comply with all such permits, licenses, certificates and other authorizations.
         9.3 Surrender of Licenses. To the fullest extent allowed by law, at the expiration or termination of this Lease, Tenant agrees to surrender and/or transfer all permits, licenses, certificates and other authorizations pertaining to the Premises to the Landlord, Landlord's designated successor operator of the Premises or the licensing authority, as required by Law, to permit or facilitate the transfer or reissuance of such licenses and/or permits to Landlord or Landlord's designee, without cost to Landlord or such designee. The provisions hereof shall survive expiration or termination of this Lease.
         9.4  Environmental Matters.
              9.4.1 Compliance. All activities of Tenant upon the Premises shall comply with Environmental Law, but Tenant shall have no responsibility for activities of others outside the Premises which cause the Premises not to comply with Environmental Laws. Landlord shall also have no responsibility for the activities of others outside the Premises.

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



                  9.4.2 No Violations. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, handled, used, generated, released into the environment, or disposed of, on, under, from, or about the Premises (which for purposes of this Section shall include, without limitation, subsurface soil and groundwater) without the prior written consent of Landlord. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to such Hazardous Materials and may further require that Tenant demonstrate to the Landlord that such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, handled, used, and disposed of in a manner that complies with Environmental Law and with good business practices. Tenant acknowledges and agrees that Landlord may reasonably utilize an environmental consultant to assist in determining conditions of approval and monitoring in connection with the presence, storage, generation, handling, or use of Hazardous Materials on or about the Premises by Tenant or Tenants' agents, employees, invitees or subtenants.
                  9.4.3 Cost of Compliance. If the presence of any Hazardous Materials (other than Preexisting Hazardous Materials [hereinafter defined]) on, under, from, or about the Premises results in (i) injury to any individual, (ii) injury to or contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, then Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination. Without limiting any other rights or remedies of Landlord under this Lease or at law or in equity, Tenant shall pay the cost of any cleanup work performed on, under, or about the Premises as required by this Lease or Environmental Law in connection with the investigation, monitoring, removal, and disposal of such Hazardous Materials.

                  9.4.4 Remediation. Notwithstanding any other provision of this Section, Tenant shall not, without Landlord's prior written consent, which consent shall not unreasonably be withheld, take any remedial action in response to the presence of any Hazardous Materials on, under, from, or about the Premises, or enter into any settlement agreement, consent decree, or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from, or about the Premises (i) poses an immediate threat to the health, safety, or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary or appropriate and it is not possible to obtain Landlord's prior written consent before such response.
         9.5 Disclosure. Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete, and legible copies of, all of the following relating to the Premises or to Tenant's activities at the
Premises:
                  9.5.1 Reports. Reports and other documents filed by Tenant with any governmental agency or body pursuant to Environmental Law including, without limitation, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and environmental audits or assessments relating to water discharges, air pollution, waste generation or disposal, underground or aboveground storage tanks, or Hazardous Materials;
                  9.5.2 Notices. All correspondence, notices, information requests, complaints, pleadings, legal documents, and other documents received by Tenant from any Government agency related to Hazardous Materials;
                  9.5.3 Environmental Audits. All environmental audits or assessments (even those which may be characterized as confidential);

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



                  9.5.4 Orders. All orders, reports, notices, listings, and correspondence (including those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup, remedial or corrective action, or abatement of Hazardous Materials, whether or not required by Environmental Law; and
                  9.5.5 Pleadings. All correspondence, notices, information requests, complaints, pleadings, and legal documents filed against Tenant related to Tenant's use, handling, storage, or disposal of Hazardous Materials.
         9.6 Indemnification. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and their respective directors, officers, partners, beneficiaries, employees, authorized agents, affiliates, representatives, and mortgagees from and against any and all liabilities, losses, damages (including, without limitation, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises), diminution in the value of the Premises or Shoreside Complex, judgments, fines, demands, claims, recoveries, deficiencies, costs, and expenses (including, without limitation, reasonable attorneys' fees, disbursements and court costs, and all other professional or consultant's expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of:
                  (i) the breach by Tenant of any of its covenants or representations made or to be made pursuant to Sections 9.4, 9.5, and, this Section 9.6 and 9.7 hereof, or
                  (ii) the presence (except for Preexisting Hazardous Materials), use, handling, generation, storage, treatment, or on-site or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises by Tenant or Tenant's agents, employees, invitees or subtenants,

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and specifically including, without limitation, the cost of any required or necessary repair, restoration, clean-up (including, but not limited to, the costs of investigation, monitoring, and removal of Hazardous Materials [except for Preexisting Hazardous Materials]) or detoxification of the Premises or other property where such Hazardous Materials have come to be located, and the preparation of any closure or other required plans, whether such action is required or necessary during the term of this Lease or after the expiration of this Lease.
         9.7 Tenant's Further Responsibility at Termination or Expiration of Lease.
                  9.7.1 Surrender. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under, or about the Premises as a result of any acts or omissions of Tenant or Tenant's agents, employees, invitees or subtenants, and (ii) no such Hazardous Materials exist on, under, or about the Premises other than as specifically identified to Landlord by Tenant in writing.
                   9.7.2 Storage Tanks. Any and all underground or aboveground storage tanks on the Premises, along with their respective piping, pumps, dispensing equipment, and dispensing islands, are not fixtures but are part of Tenant's Property. Tenant shall remove all such Tenant's Property from the Premises upon termination of this Lease. Such removal shall comply with Environmental Law. Any agreement by Landlord that Tenant may abandon such Tenant's Property on the Premises must be in writing.
         9.8  Landlord's Environmental Remedies.
                  9.8.1 Inspection Rights. Landlord shall have the right, but not the obligation, subject to the provisions of Article 26 hereof, to inspect, investigate, sample, and monitor the Premises at any time to determine whether Tenant is complying with the terms of this Article, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records, and personnel.
                  9.8.2 Self Help. If Tenant is not in compliance with any of the provisions of this Article, or in the event of a release of Hazardous Material (other than Preexisting Hazardous Materials) on, under, from, or about the Premises, Landlord shall have the right, but not the obligation, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article at Tenant's expense, including without limitation, the taking of emergency or long-term remedial action. Landlord shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference.
                  9.8.3 Hazardous Material Release. If Landlord has a good-faith reason to believe that Tenant or Tenant's agents, employees, invitees or subtenants may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises, then Landlord may require Tenant, at Tenant's sole cost and expense, to conduct monitoring activities on or about the Premises reasonably satisfactory to Landlord concerning such release of Hazardous Materials on, under, from or about the Premises.
         9.8.4 Clean Up. If Tenant, pursuant to Section 9.7.1, discloses the existence of Hazardous Materials on, under, from, or about the Premises, or if Landlord at any time discovers or is informed that Hazardous Materials (other than Preexisting Hazardous Materials) have been released, disposed of, spilled, or leaked on, under, from, or about the Premises, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Landlord, in its sole discretion, may retain a consultant, which shall be at Tenant's sole cost and expense, to review and comment upon such plan. Upon Landlord's approval of such clean-up plan, Tenant shall, at Tenant's sole cost and expense, implement such plan and proceed to clean up such Hazardous Materials as soon as reasonably possible, but in any event within the time period prescribed by any Government authority in accordance with Environmental Law and as required by such plan and this Lease. Tenant acknowledges that Landlord's review of and comments upon such plan will not prevent any governmental agency with appropriate jurisdiction from imposing further or other requirements. All such cleanups and remedial actions shall be at Tenant's sole cost and expense.
                  9.8.5 Landlord Participation. Landlord, at Tenant's sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal or administrative proceedings or actions involving Tenant in connection with any claims, demands, or causes of action arising out of the storage, generation, handling, use, or disposal of Hazardous Materials (other than Preexisting Hazardous Materials) on, under, from, or about the Premises.
                  9.8.6 Fees and Expenses. All sums reasonably disbursed, deposited, or incurred by Landlord in connection with its rights and remedies under this Article, including without limitation, all costs, expenses, and actual attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Default Rate from the date thirty (30) days after the date of such demand until paid by Tenant.
         9.9 Landlord's Indemnity. Landlord and Tenant are each in possession of a copy of the Phase I Environmental Assessment Report dated October 17, 1995 performed by Espey, Huston & Associates, Inc. (the "Assessment"). To the best knowledge of Landlord, based solely on the Assessment, there are no Hazardous Materials on the Premises. Landlord shall defend, fully indemnify and hold free and harmless Tenant from and against all claims, judgments, damages, penalties, fines, costs, liabilities or losses and costs of remediation, if any, that arise

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after the Commencement Date, and that are imposed on or paid by or asserted against Tenant by reason of or on account of Hazardous Materials which were present at any time or times on the Premises prior to the Commencement Date (the "Preexisting Hazardous Materials").

10. MAINTENANCE AND ALTERATIONS.
         10.1 Obligation to Maintain. Tenant shall provide Landlord a guaranty of Players International, Inc. in the form attached hereto as Exhibit M or a performance and payment bond, satisfactory to Landlord, naming Landlord as a dual obligee for all construction work undertaken on the Premises the cost of which exceeds One Million Dollars ($1,000,000.00). During the Term, Tenant shall keep, maintain, repair, replace, renew and restore Tenant's Work, Tenant's Property and the interior of the Premises in good and serviceable condition consistent with or better than the standard to which Tenant as of the date of this Lease maintains the riverboat casino facility of its Affiliate at Lake Charles, Louisiana, subject to Casualty (governed by the separate applicable provisions of this Lease) and reasonable wear and tear. Tenant shall also operate the Premises for the uses provided in Section 7.1 hereof in accordance with the operating standards set forth on Exhibit F hereto. Tenant's responsibility shall include, without limitation, consumable goods, light fixtures, floor coverings, wall coverings and finishes, interior walls, furniture and furnishings, food preparation areas, appliances, Gaming Equipment, cashier equipment, counting room equipment, ceilings, doors, door frames, windows, window sashes and casements, glass and frames, entrances, exits, signs, locks and closing devices.
         10.2 Tenant's Right to Perform Alterations. In addition to Tenant's Work, at Tenant's sole cost and expense, Tenant shall be entitled but not required to make and from time to time alter, modify or reconstruct, any interior improvements to the Premises so long as none of such improvements constitutes a Structural Modification to the Premises without Landlord's consent (except to the extent, if any, expressly provided otherwise in this Lease), as Tenant shall consider necessary or appropriate, provided Tenant has furnished Landlord a certificate of the structural engineer for the original construction of the Shoreside Complex or other appropriate civil engineer (or such other structural engineer or other appropriate civil engineer as is approved by Landlord, which approval shall not be unreasonably withheld) that none of such alterations is a Structural Modification. If Landlord disagrees with the determination by such structural engineer as set forth in such certificate, Landlord shall have the right to require arbitration of such determination in accordance with the provisions of Section 29.6 hereof. Tenant shall perform all construction work in connection with any such improvement, repair or alteration to the Premises in compliance with all Laws and Permitted Exceptions, and shall not perform any work on any common systems servicing both the Premises and other portions of the Shoreside Complex without Landlord's advance written consent.
         10.3 Plans and Specifications. To the extent that Tenant makes or permits to be made any improvements, repairs or alterations to the Premises (including initial construction of Tenant's Work) Tenant shall obtain as-built plans and specifications for such improvements, repairs or alterations, and promptly upon Substantial Completion of such work, provide Landlord with a true and complete copy of such plans and specification(s) (excluding any portions thereof relating to security devices or procedures which must be maintained confidential to reasonably preserve the security of Tenant's gambling operations).
         10.4 Shoreside Complex. Landlord shall be responsible to maintain, repair, replace, renew and restore the Shoreside Complex, excluding the interior of the Premises, Tenant's Work and Tenant's Property at the Premises, and like work and property at Harrah's Premises. Tenant agrees that Tenant and HMHC, as partners of Landlord, shall have the right to determine the appropriate level of maintenance, repair, replacement, renewal and restoration of such portions of the Shoreside Complex and may delegate that determination to Harrah's Maryland Heights

Management Company or to another management company. Tenant agrees that the determination of Landlord and/or its management company in that regard shall be deemed acceptable to Tenant and shall not be the cause of any right or action by Tenant against Landlord.
         10.5 Excavations/Work on Shoreside Complex. If excavation, maintenance, repair, restoration, or construction work shall be conducted upon the Shoreside Complex adjacent to the Premises, Tenant shall afford to the Person causing or authorized to cause such excavation or work, license to enter the Premises, in accordance with Tenant's reasonable instructions and Tenant's reasonable security procedures, to perform such work. Tenant shall not, by reason of any excavations or work described in this Section, have any claim against Landlord for damages or for indemnity or for suspension, diminution, abatement or reduction of any Rent.

11. PROHIBITED LIENS.
         11.1 Tenant's Covenant. Tenant shall not suffer or permit any Prohibited Lien to be filed. If a Prohibited Lien is filed then Tenant shall, within thirty (30) days after receiving Notice of such filing (but no later than fifteen (15) days after receipt of Notice of commencement of foreclosure proceedings), commence and then prosecute appropriate action to cause such Prohibited Lien to be paid, discharged or bonded (by issuance to Landlord of a title insurance endorsement insuring against all loss or damage arising pursuant to such Prohibited Lien). Nothing in this Lease shall be construed to restrict Tenant's right to contest the validity of any Prohibited Lien and to pursue Tenant's position to a final judicial determination provided that appropriate and adequate title insurance endorsement is issued to Landlord to assure that there may be no forfeiture (including any judicial or foreclosure sale) of the Leasehold Estate or Landlord's Estate. The mere existence of a Prohibited Lien shall not be construed as a Default under this Lease.

         11.2 Protection of Landlord. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the Landlord's Estate. Nothing in this Lease shall be deemed or construed in any way to constitute Landlord's consent or request, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, equipment or material supplier for the performance of any labor or the furnishing of any materials or equipment for any improvement, alteration or repair of, or to, the Premises, or any part of the Premises, nor as giving Tenant any right, power or authority to contract for, or permit the rendering of, any services, or the furnishing of any materials that would give rise to the filing of any liens against the Landlord's Estate. Tenant shall Indemnify Landlord against any work performed on the Premises for or by Tenant.

12. INDEMNIFICATION; LIABILITY OF LANDLORD.
         12.1 Mutual Indemnity Obligations. Landlord and Tenant shall each Indemnify the other against any wrongful act, wrongful omission or negligence of the Indemnitor (and, in the case of Tenant, that of any Person occupying the Premises by, through or under Tenant) or its or their partners, directors, officers, or employees. In addition to and without limiting the generality of the foregoing indemnity, Tenant shall Indemnify Landlord against all the following matters (except to the extent any claim arises from any wrongful act, wrongful omission or gross negligence of Landlord): (x) the conduct, management or occupancy of or from any work or activity performed in and on the Premises during the Term; (y) the condition of the Premises; and (z) any accident, injury or damage whatsoever caused to any individual or property occurring during the Term, in or on the Premises. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to Indemnify Landlord from or against Landlord's intentional acts or omissions or gross negligence nor for any loss or damage to property covered by insurance so long as the applicable insurance policy contains a waiver of subrogation provision or endorsement which Landlord agrees to obtain at its sole cost and expense.
         12.2 Liability of Landlord. Except as otherwise expressly provided, Tenant is and shall be in exclusive control and possession of the Premises during the Term as provided in this Lease. Subject to Section 12.1, Landlord shall not be liable for any injury or damage to any property or to any individual occurring on or about the Premises.
         12.3 Indemnification Procedures. Wherever this Lease requires an Indemnitor to Indemnify an Indemnitee, the following procedures and requirements shall apply:
                  12.3.1 Prompt Notice. The Indemnitee shall give the Indemnitor prompt Notice of any claim. To the extent, and only to the extent, that both (a) the Indemnitee fails to give prompt Notice and (b) the Indemnitor is thereby prejudiced, the Indemnitor shall be relieved of its indemnity obligations under this Lease.
                  12.3.2 Selection of Counsel. The Indemnitor shall be entitled to select counsel (reasonably acceptable to the Indemnitee, but counsel to the Indemnitor's insurance carrier shall be deemed satisfactory). Notwithstanding anything to the contrary in the preceding sentence, the Indemnitee, unless the Indemnitee or an Affiliate of Indemnitee has previously approved the selection of counsel as a partner of Indemnitor, shall be entitled to select the Indemnitee's own counsel and be represented by such counsel, and if the Indemnitee selects its own counsel, then such counsel shall consult and reasonably cooperate with the Indemnitor's counsel and the Indemnitor and the Indemnitee shall each pay fifty percent (50%) of the reasonable attorneys' fees of the Indemnitee's counsel.
                  12.3.3 Settlement. The Indemnitor may, with the consent of the Indemnitee, not to be unreasonably withheld, settle the claim, except that no consent by the Indemnitee shall be required as to any settlement by which (x) the Indemnitor procures (by payment, settlement, or otherwise) a release of the Indemnitee pursuant to which the Indemnitee is not required to make any payment whatsoever to the third party making the claim, (y) neither the Indemnitee nor the Indemnitor acting on behalf of the Indemnitee makes any admission of liability, and (z) the continued effectiveness of this Lease is not jeopardized in any way.
                  12.3.4 Insurance Proceeds. The Indemnitor's obligations shall be reduced by net insurance proceeds actually collected by the Indemnitee on account of the loss.

13. RIGHT OF CONTEST.
         Tenant shall have the right to contest, at its sole expense, by appropriate legal proceedings diligently conducted in good faith, the amount or validity of any Prohibited Lien; any Impositions assessed against Tenant's Work or Tenant's Property (but not Impositions upon the Shoreside Complex, the right to contest which shall belong exclusively to the Landlord); the validity of any Law or the application of any Law to the Premises; or the validity or merit of any claim against which Tenant is required to Indemnify Landlord under this Lease. Tenant may defer payment of the contested Prohibited Lien or Imposition, or compliance with the contested Law, or performance of any contested indemnity obligation pending the outcome of such contest, provided that such deferral does not subject the Premises or any part of the Shoreside Complex to any material risk of imminent forfeiture or Landlord to any material risk of criminal liability; that any Prohibited Lien is bonded as required by Section 11.1; and that any indemnity claim is continuously, diligently and competently defended as provided in Section 12.3 for the duration of such contest. An Indemnitee shall not be required to join in any such contest proceedings unless a Law shall require that such proceedings be brought in the name of the Indemnitee. In such case, the Indemnitee shall cooperate with Tenant, at Tenant's sole cost and expense, so as to permit such proceedings to be brought in Indemnitee's name. Tenant shall pay all costs and expenses (including attorneys' fees for Tenant and for separate counsel for Indemnitee, if

Indemnitee is required to join in such contest) incident to such proceedings as they are incurred. Tenant shall Indemnify Indemnitee against such contest. Upon final termination of Tenant's contest of a Law, Tenant shall comply with such final determination.

14. INSURANCE.
         14.1 Landlord to Insure. Landlord shall, at Landlord's sole cost and expense, during the Term, maintain insurance coverage for the Shoreside Complex described in Exhibit H.
         14.2 Tenant to Insure. Tenant shall, at Tenant's sole cost and expense, during the Term, maintain insurance for the Premises described in Exhibit I.

15. DAMAGE OR DESTRUCTION.
         15.1 Notice; No Rent Abatement; Restoration Obligations. Tenant shall promptly give Landlord Notice of any Casualty. There shall be no abatement or reduction of Rent on account of a Casualty. Except as provided in Section 15.2 and for so long as Landlord is the Venture, Landlord shall either elect not to restore or shall restore the damaged Building, as determined under the Joint Venture Agreement, including Tenant's Work, and Tenant shall replace Tenant's Property, in each case as nearly as may be practicable to its condition, quality and class immediately prior to such Casualty, with only such changes (that do not violate other terms and conditions of this Lease) as Landlord (with respect to the Building) and Tenant (with respect to Tenant's Property) may determine. If Landlord is not the Venture, restoration and changes (including without limitation demolition) of the Shoreside Complex shall be left to the sole discretion of the Landlord, subject to (i) Tenant's right to require the Landlord to restore the Premises as nearly as may be practicable to its condition, quality and class prior to such Casualty so long as Tenant pays Landlord, prior to the letting of any contract for restoration, an amount which would, when added to the insurance proceeds expressly allocated by Landlord's property insurer to the Premises, equal the total cost of restoration of the Premises, and (ii) Landlord's sole

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discretion of whether to restore, demolish, or change the remainder of the
Shoreside Complex, provided that in such event Tenant shall continue to have access to the Shoreside Complex as provided in Exhibit E hereto.
         15.2 Lease Termination for Casualty. This Lease shall not, so long as no Default has occurred and is then continuing, terminate or be terminated by reason of any Casualty unless Landlord determines not to restore the Premises and/or Shoreside Complex or sufficient portion thereof to continue operation of the Premises in accordance with the provisions of Section 15.1 hereof. If Landlord elects not to restore the Shoreside Complex and thereby to terminate this Lease in accordance with Section 15.1 hereof, this Lease shall terminate upon the date specified in Landlord's Notice to Tenant, whereupon Tenant shall remove Tenant's Property and Players Marks and surrender the Premises with all improvements affixed thereto in their then condition to Landlord and all casualty or hazard insurance proceeds from any insurance carried by either Landlord or Tenant with respect to the Premises or Shoreside Complex shall be paid to the Landlord and shall be distributed in accordance with the terms of the Joint Venture Agreement.
         15.3 Restoration Work. Landlord and Tenant shall cooperate in scheduling and carrying out their respective restoration work under this Lease and may jointly hire a construction manager to coordinate or supervise their respective work. In order to carry out their respective work: (a) Tenant shall be entitled to use the proceeds of any separate insurance carried by Tenant with respect to damaged Tenant's Property that is not affixed to the Premises and Tenant's Gaming Equipment; and (b) with respect to any insurance for personal property that is affixed (other than Tenant's Gaming Equipment) to the Premises, Landlord shall be entitled to receive all such insurance proceeds. Tenant and Landlord shall each, respectively, be responsible for restoring the property which each respectively is required to restore as set forth above, provided that if the insurance proceeds received by Landlord are insufficient, Landlord's restoration obligations shall be limited to such restoration as Landlord reasonably determines, taking into account the insurance proceeds received by Landlord, any additional funds made available by Tenant for this purpose and any additional funds which Landlord shall in its sole determination agree to make available for this purpose. If Landlord and Tenant cannot agree on the proper allocation between them of any insurance proceeds to be received, and including any agreement of Harrah's to the extent it has a separate interest in such insurance proceeds because the Casualty also affects the Harrah's Premises, then this dispute shall be resolved in accordance with the dispute resolution provisions contained in the Joint Venture Agreement.
         15.4 Adjustment of Claims; Mortgagees. Landlord shall be solely responsible for the adjustment of any insurance claim with respect to casualty or hazard insurance affecting the Shoreside Complex and Tenant's Work, if affixed to the Premises. Tenant shall be solely responsible for the adjustment of any insurance claim on Tenant's Property to the extent such items (including all of Tenant's Gaming Equipment) are separately insured from the Shoreside Complex and not affixed to the Premises. No Leasehold Mortgagee or Prime Mortgagee shall have a right to adjust any insurance claim or to be paid or receive any insurance proceeds of casualty or hazard insurance or otherwise participate in any settlement, adjustment, arbitration or proceeding with respect to any insurance claims unless: (1) after completion of restoration there are insurance proceeds allocable to its Mortgagor in excess of the costs of restoration and the applicable Mortgagee requires that such excess be paid to the Mortgagee pursuant to the provisions of such Mortgagor's Mortgage in which event such excess proceeds shall be so paid; or (2) this Lease is terminated as set forth above, and then only to the extent insurance proceeds are required to be paid to a Prime Mortgagee pursuant to the express terms of a Mortgage or become distributable to Tenant pursuant to the Joint Venture Agreement, in which event the distribution shall be payable to a Leasehold Mortgagee having a security interest in Tenant's

Partnership Interest to the extent and in the priority required by the express terms of the Leasehold Mortgage or security agreement and applicable Law and provided the Landlord has received appropriate notice of the Leasehold Mortgagee's claim prior to the distribution.
         15.5 Termination Payment. If this Lease is terminated pursuant to the provisions of this Article 15, Tenant shall pay to Landlord within thirty (30) days following such termination the sum of Twelve Million Dollars ($12,000,000.00) [the "Termination Payment"] which Termination Payment the parties recognize is reasonable compensation to Landlord for its loss of Percentage Rent for the remainder of the Term. The Termination Payment represents the discounted present value of the projected Percentage Rent over a period of three (3) years and accordingly the Termination Payment shall be reduced by thirty-three and one-third percent (33 1/3%) as of the first day of each year of the final three (3) years of the Term. Tenant's obligation to pay Landlord the Termination Payment shall survive the termination of this Lease, but shall be limited to the amount of insurance proceeds received by Landlord (as loss payee) under the contractual liability policy required to be carried by Tenant under Section 14.2 hereof.
         15.6 Business Interruption and Contractual Liability Insurance. The proceeds of any business interruption insurance in connection with any Casualty shall belong to the party carrying such insurance, and the other party shall have no claim thereto. The proceeds of any insurance in connection with any Casualty or any contractual liability insurance relating to the Termination Payment shall belong to Landlord (and Harrah's), as the exclusive loss payee(s) specified in the policy of insurance, and Tenant and its Leasehold Mortgagees shall have no claim thereto. Tenant may offset first against Additional Rent and then against Percentage Rent the annual premiums paid by Tenant for the contractual liability insurance for the Termination Payment upon providing Landlord a copy of the paid invoice therefor.

         15.7 Depository. Upon request by any Leasehold Mortgagee (subject to the terms of the applicable Leasehold Mortgage), all proceeds of insurance for Tenant's Property that is not affixed to the Premises (including Tenant's Gaming Equipment), in the event that damage to Tenant's Property, as determined by insurance adjusters is in excess of Five Hundred Thousand Dollars ($500,000), shall be deposited with a Depository, to be disbursed solely for the replacement or repair of Tenant's Property.

16. CONDEMNATION.
         16.1 Substantial Condemnation. If a Substantial Condemnation shall occur, then this Lease shall terminate as of the effective date of such Substantial Condemnation, and the Rent shall be apportioned accordingly and paid through the date of termination. The proceeds of the Substantial Condemnation shall be the sole property of Landlord.
         16.2 Insubstantial Condemnation. If an Insubstantial Condemnation shall occur, then Landlord shall be entitled to receive any award or awards and any such award or awards shall be applied first to repair, restoration or reconstruction of any remaining part of the improvements not so taken. Landlord shall perform such repair, restoration or reconstruction in accordance with applicable requirements of this Lease, provided that if the award or awards received by Landlord are insufficient, Landlord's obligations hereunder shall be limited to such repair, restoration or reconstruction as Landlord reasonably determines, taking into account the award or awards received by Landlord, any additional funds made available by Tenant for this purpose and any additional funds which Landlord shall in its sole determination agree to make available for this purpose. The balance of any such award or awards remaining after the repair, restoration or reconstruction shall be the sole property of Landlord.
         16.3 Other Governmental Action. In the event of any action by any Government not resulting in a Condemnation but creating a right to compensation, such as the changing of the grade of any street upon which the Site abuts, then this Lease shall continue in full force and effect without reduction or abatement of Rent and the award or payment made in connection with such action shall be the sole property of Landlord.

17. TRANSFERS.
         17.1 By Tenant. For so long as the Venture is Landlord, Tenant shall not Transfer all or part of the Leasehold Estate, other than: (i) a Transfer of Project Property permitted by the Joint Venture Agreement or a Transfer permitted by Section 18.2 hereof; or (ii) with the advance written consent of the Venture. If the Landlord is not the Venture, Tenant shall not Transfer all or part of the Leasehold Estate without Landlord's consent (except as provided in Section 18.2 hereof), which consent shall not unreasonably be withheld. Tenant agrees, without limiting the exercise of Landlord's reason, that Landlord would be reasonable in not consenting to any Transfer to a Transferee that is a Prohibited Person (Tenant) or at any time prior to the seventh anniversary of the Effective Date (as defined in the Joint Venture Agreement) (the "Prohibition Period") a Prohibited Person (as defined in the Joint Venture Agreement) or fails to satisfy the criteria established in Exhibit J. Except as provided in
Section 18.2 hereof, any Transfer in the nature of an assignment shall require the assignee to assume all obligations of Tenant under this Lease in writing in a form and substance reasonably acceptable to Landlord.
         17.2 By Landlord. Landlord shall not Transfer the Landlord's Estate to a Prohibited Person (Landlord).

18. MORTGAGES.
         18.1 Landlord's Rights. Landlord shall have the right to execute and deliver Prime Mortgage(s) at any time and from time to time during the Term, provided that the proposed Prime Mortgagee: (i) is not a Prohibited Person (Landlord); and (ii) Tenant and the Prime Mortgagee enter into a subordination, attornment, recognition and nondisturbance agreement with

Landlord and the Leasehold Mortgagees in a form reasonably proposed by such Prime Mortgagee (a "SARN Agreement"), pursuant to which the Lease (and any Leasehold Mortgages) shall be subordinated to the Prime Mortgage. Tenant agrees to enter into a SARN Agreement as aforesaid on demand by Landlord or a Prime Mortgagee.
         18.2 Tenant's Rights. Tenant shall have the right to execute and deliver Leasehold Mortgage(s) to any Institutional Lender(s), provided that the Institutional Lender(s): (i) is not a Prohibited Person (Tenant); (ii) if then required by the Missouri Gaming Commission, has been determined suitable or otherwise approved or exempted from approval by the Missouri Gaming Commission;
(iii) is not an Affiliate of Tenant; (iv) concurrently takes a security interest in Tenant's Partnership Interest (and agrees with Harrah's and Landlord to foreclose both pieces of collateral concurrently, should it elect to foreclose upon any collateral); and (v) executes or consents in writing to any SARN Agreement with a Prime Mortgagee referred to in Section 18.1 only if the Leasehold Mortgage encumbers Tenant's interest under this Lease. Tenant shall not grant a Leasehold Mortgage to any Person other than an Institutional Lender
(i) who is a Prohibited Person (Tenant) or (ii) at any time during the Prohibition Period, if then a Prohibited Person or (iii) an Affiliate of Tenant or (iv) any other Person without first obtaining Landlord's prior written consent, which consent shall not unreasonably be withheld.
         18.3 Effect of a Leasehold Mortgage. Tenant's making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of the Leasehold Estate, nor shall any Leasehold Mortgagee, as such, or in the exercise of its rights under this Lease, be deemed to be an assignee or transferee or mortgagee in possession of the Leasehold Estate so as to require such Leasehold Mortgagee, as such, to assume or otherwise be obligated to perform any of Tenant's obligations under this Lease except when, and then only for so long as, such Leasehold Mortgagee has entered into possession of the Premises in the exercise of its remedies under its

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Leasehold Mortgage (as distinct from its rights under this Lease to cure
Defaults or exercise Mortgagee's Cure Rights). No Leasehold Mortgagee (or purchaser at a foreclosure sale held pursuant to a Leasehold Mortgage) shall be liable under this Lease unless and until such time as it becomes, and then only for so long as it remains, the owner of the Leasehold Estate.
         18.4 Sale and Leaseback. If Tenant sells, assigns, transfers or otherwise conveys the Leasehold Estate to an Institutional Lender and Tenant or an Affiliate of Tenant substantially concurrently enters into or reserves, retains or receives a sublease of the Premises or similar interest, then: (a) such third party shall be deemed to be a "Leasehold Mortgagee" and the sublease shall be deemed to be a "Leasehold Mortgage"; and (b) such third party shall not be deemed to have assumed or become liable under this Lease except to the extent that such third party has exercised remedies against Tenant under Tenant's sublease functionally equivalent to foreclosure under a Leasehold Mortgage or acceptance of an assignment in lieu thereof.
         18.5 Modifications Required by Leasehold Mortgagee. If any Leasehold Mortgagee or prospective Leasehold Mortgagee shall require any modification(s) of this Lease (including clarifications and supplements to Mortgagee's Cure Rights), then Landlord shall, at Tenant's request, promptly execute and deliver to Tenant such instruments in recordable form effecting such modification(s) as such Leasehold Mortgagee or prospective Leasehold Mortgagee shall require, provided that such modification(s): (i) do not materially adversely affect any of Landlord's or Harrah's rights or materially increase any of Landlord's obligations under this Lease and (ii) are consistent with the customary requirements of Institutional Lenders at the time, making loans secured by similar collateral, or are required by banking, insurance or similar laws and regulations setting forth provisions that must appear in a lease in order for such lease to be accepted as security by the Leasehold Mortgagee or prospective Leasehold Mortgagee requesting the change.

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         18.6 Further Assurances. Upon request by Tenant or by any existing or prospective Leasehold Mortgagee, Landlord shall deliver to the requesting party a separate written instrument in recordable form signed and acknowledged by Landlord setting forth and confirming the rights of Leasehold Mortgagees under this Lease.
         18.7 Protection of Prime Mortgagees. If Tenant shall give Landlord any Notice of Default, then Tenant shall simultaneously give a copy of such Notice of Default to all Prime Mortgagee(s) provided that Tenant shall have received Notice of their names and addresses and their Prime Mortgage(s) shall not have been satisfied or discharged of record. Such Prime Mortgagee(s) shall have the same notice and cure rights as are afforded to Leasehold Mortgagees by Article of this Lease and also shall be permitted to correct or remedy any alleged breach or default of Landlord. Tenant's failure to give Prime Mortgagee(s) the Notice required by this Section shall not be a Default by Tenant, but no Notice by Tenant of any default by Landlord shall be legally effective against such Prime Mortgagee(s) unless and until Tenant shall have given such Notice to such Prime Mortgagee(s).
         18.8 Foreclosure. Notwithstanding anything to the contrary in this Lease, any sale of this Lease and of the Leasehold Estate or of the Landlord's Estate in any proceedings for the foreclosure of any permitted Leasehold Mortgage or Prime Mortgage (as applicable), or any assignment, transfer or conveyance in lieu of such foreclosure, shall not be deemed to violate this Lease.

19. NOTICE TO LANDLORD OF LEASEHOLD MORTGAGES.
         19.1 Initial Notice. If Tenant enters into any Leasehold Mortgage(s), then the Leasehold Mortgagee(s) thereunder shall be entitled to the Leasehold Mortgagee protections provided for under this Lease only from and after such time as Tenant or such Leasehold Mortgagee has given

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Landlord Notice of the name and address of such Leasehold Mortgagee, accompanied by a copy of the executed Leasehold Mortgage.
         19.2 Change of Address. Any Leasehold Mortgagee shall be free to change its name and address from time to time by Notice to Landlord. In the event of a change of name, such Notice may be provided either by the original Leasehold Mortgagee or by the Leasehold Mortgagee under its new name, without proof of any kind confirming the change of name. Notice of any change of a Leasehold Mortgagee's identity or address, or of a transfer of a Leasehold Mortgage, may be made by any means permitted for the original Notice of the Leasehold Mortgagee's original name and address.
         19.3 Termination of Leasehold Mortgagee's Rights. If a Leasehold Mortgagee is entitled to the Leasehold Mortgagee protections provided for under this Lease, then such entitlement shall not terminate unless and until such time, if any, as the Leasehold Mortgage shall have been satisfied and discharged of record as evidenced by the written report of a title insurance company licensed in the State or Notice to Landlord signed by such Leasehold Mortgagee.
         19.4 Transfer of Landlord's Estate. Notice to Landlord of the name and address of a Leasehold Mortgagee shall bind any subsequent holder of the Landlord's Estate provided that such Leasehold Mortgagee's Leasehold Mortgage was recorded before the deed conveying the Landlord's Estate to such transferee. The foregoing shall not limit the right of any Leasehold Mortgagee to give any successor Landlord Notice of the name and address of such Leasehold Mortgagee, and thereby become entitled, as against such successor Landlord, to all the rights and protections of Leasehold Mortgagees under this Lease.
         19.5 Landlord's Acknowledgment of Leasehold Mortgagee. Landlord shall, upon request, acknowledge receipt of the name and address of any Leasehold Mortgagee (or proposed

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Leasehold Mortgagee) and confirm to such Leasehold Mortgagee that such Leasehold
Mortgagee is (or would be, upon closing of its loan) a Leasehold Mortgagee and has (or would have) all the rights of a Leasehold Mortgagee under this Lease and is (or would be) an Institutional Lender, if applicable. Such acknowledgment shall, if requested, be in recordable form. If Landlord reasonably determines that any purported Leasehold Mortgagee does not or would not qualify as such or as a permitted Institutional Lender or other Leasehold Mortgagee permitted hereunder, then Landlord shall promptly give Notice of such determination to Tenant and the purported Leasehold Mortgagee, which Notice shall specify the reasonable basis for such determination.

20. PROTECTION OF LEASEHOLD MORTGAGEES.
         If Tenant at any time or from time to time enters into any Leasehold Mortgage(s), then so long as such Leasehold Mortgagee(s) are entitled to the protections provided for under this Lease:
         20.1 Cancellation, Surrender, Amendment, Etc. No voluntary cancellation, termination, surrender, acceptance of surrender, abandonment, amendment, or modification of this Lease shall bind a Leasehold Mortgagee if done without the prior consent of such Leasehold Mortgagee, if the Leasehold Mortgagee requires such consent.
         20.2 Copies of Notices. If Landlord shall give any Notice to Tenant (including any Notice of Default and a Notice of termination of this Lease for any reason), then Landlord shall at the same time and by the same means give a copy of such Notice to each Leasehold Mortgagee. No Notice to Tenant shall be effective against such Leasehold Mortgagee unless and until so given.
         20.3 Tenant's Cure Period Expiration Notice. If Tenant is in Default under this Lease and the cure period applicable to Tenant expires without cure of Tenant's Default, then Landlord

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shall promptly give Notice of such fact to each Leasehold Mortgagee, which
Notice shall describe in reasonable detail Tenant's Default (a "Tenant's Cure Period Expiration Notice").
         20.4 Right to Perform Covenants and Agreements. Any Leasehold Mortgagee shall have the right, but not the obligation, to perform any obligation of Tenant under this Lease and to remedy any Default by Tenant. Landlord shall accept performance by or at the instigation of a Leasehold Mortgagee in fulfillment of Tenant's obligations, for the account of Tenant and with the same force and effect as if performed by Tenant. No such performance by a Leasehold Mortgagee shall cause such Leasehold Mortgagee to become a "mortgagee in possession" or otherwise cause such Leasehold Mortgagee to be deemed to be in possession of the Premises or bound by this Lease.
         20.5 Transfer of Tenant's Rights. Tenant may delegate or otherwise transfer to a Leasehold Mortgagee any or all of Tenant's rights under this Lease, but no such delegation or transfer shall bind Landlord unless and until Landlord shall have received a copy of a written instrument effecting such delegation accompanied by a photocopy of the Leasehold Mortgagee's fully executed Leasehold Mortgage. Such delegation or transfer of authority may be effected by the terms of the Leasehold Mortgage itself, in which case service upon Landlord of an executed counterpart or certified copy of such Leasehold Mortgage, together with a written notice specifying the provisions of such Leasehold Mortgage that delegate or transfer such authority to the Leasehold Mortgagee, shall be sufficient to bind Landlord to such delegation or transfer of rights.
         20.6 Notice of Default and Mortgagee's Cure Rights. Upon receiving any Notice of Default, any Leasehold Mortgagee shall have the same cure period granted to Tenant under this Lease, plus the additional time provided for below, within which to take (if such Leasehold Mortgagee so elects) whichever of the actions set forth below shall apply with respect to the

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Default described in such Notice of Default (such actions, "Mortgagee's Cure";
and a Leasehold Mortgagee's rights to take such actions, "Mortgagee's Cure Rights"):
                  20.6.1 Monetary Defaults and Non-Monetary Defaults Curable Without Obtaining Possession. In the case of a Monetary Default, or a Non-Monetary Default that is reasonably susceptible of being cured by a Leasehold Mortgagee without obtaining possession of the Premises, Leasehold Mortgagee shall be entitled (but not required) to cure such Default within a cure period consisting of Tenant's cure period under this Lease extended through the date sixty (60) days after such Leasehold Mortgagee shall have received Tenant's Cure Period Expiration Notice as to such Default. If the amount of any Monetary Default has not been finally determined (for example, if a dispute has arisen between Landlord and Tenant regarding the proper amount of Percentage
Rent), then in place of curing such Monetary Default a Leasehold Mortgagee shall be entitled instead to (a) cure such Monetary Default to the extent the amount thereof is not in dispute; and (b) escrow the remaining disputed portion of such Monetary Default into an escrow account established and managed in the manner provided in Section 3.2 of this Lease.
                  20.6.2 Defaults Curable Only by Obtaining Possession and Personal Defaults. In the case of a Non-Monetary Default that is not reasonably susceptible of being cured by a Leasehold Mortgagee without obtaining possession of the Premises (including failure to Complete the Tenant's Work) or a Personal Default by Tenant, Leasehold Mortgagee shall be entitled (but not required) to do the following, so long as, with respect to any Defaults other than those referred to in this Section, such Leasehold Mortgagee has exercised or is exercising the applicable Mortgagee's Cure Rights as defined in this Lease:
                           20.6.2.1 During Cure Period.  At any time during the
cure period (if any) that applies to Tenant, extended through the date ninety
(90) days after such Leasehold

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Mortgagee's receipt of the Tenant's Cure Period Expiration Notice as to such
Default, or if no cure period applies to Tenant, then within ninety (90) days after receiving Notice of the Non-Monetary Default, Leasehold Mortgagee shall be entitled to institute proceedings, and (subject to any stay in any proceedings involving the bankruptcy, insolvency, or reorganization of Tenant or the like, or any injunction, unless such stay or injunction is lifted), diligently prosecute the same to completion, to obtain possession of the Premises as mortgagee (including possession by a receiver), or acquire the Leasehold Estate by foreclosure proceedings or otherwise, including delivery of an assignment in lieu of foreclosure (the obtaining of such possession or the completion of such acquisition, "Control of the Premises").
                           20.6.2.2 Further Cure Obligations.  Upon obtaining
Control of the Premises (before or after expiration of any otherwise applicable cure period), Leasehold Mortgagee shall be entitled (but not required) to proceed with diligence and continuity to cure such Non-Monetary Defaults as are susceptible of being cured by such Leasehold Mortgagee (excluding Tenant's Personal Defaults, which Leasehold Mortgagee shall not be required to cure). A Leasehold Mortgagee having Control of the Premises shall not be bound to complete Tenant's Work by the Commencement Date (Percentage
Rent), provided that such Leasehold Mortgagee shall with diligence and continuity prosecute completion of Tenant's Work.
                          20.6.2.3 Law Limitation. If a Leasehold Mortgagee is
a Prohibited Person (Tenant) or is otherwise denied the authority by the Missouri Gaming Commission acting pursuant to the Missouri Gambling Law, or pursuant to any other applicable Law, other than a temporary stay of foreclosure in Tenant's Bankruptcy Proceedings, to obtain Control of the Premises, then the extended cure periods applicable to Non-Monetary Defaults that are not reasonably susceptible of cure without obtaining possession of the Premises shall, from and after

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



such date, no longer be applicable to or benefit such Leasehold Mortgagee unless such Leasehold Mortgagee transfers its Leasehold Mortgage to a Leasehold Mortgagee that is so qualified.
                  20.6.3 Operating Covenant Default and Venture Default. Notwithstanding any provision to the contrary in this Section 20.6, owing to the severe impact that an Operating Covenant Default or a Venture Default will have on the Shoreside Complex and Harrah's Premises, the cure period applicable to an Operating Covenant Default shall be limited to that provided in Section 29.13 and there shall be no further Mortgagee Cure Rights relative to a Venture Default.
         20.7 Effect of Cure. A Leasehold Mortgagee shall not be required to continue to exercise Mortgagee's Cure Rights or otherwise proceed to obtain or to exercise Control of the Premises if and when the Default that such Leasehold Mortgagee was attempting to cure shall have been otherwise cured. Upon such cure and the cure of any other Defaults in accordance with this Lease, this Lease shall continue in full force and effect as if no Default(s) had occurred.
         20.8 Quiet Enjoyment. So long as the time period for a Leasehold Mortgagee to exercise Mortgagee's Cure Rights with respect to a Non-Monetary Default by Tenant has not expired (and provided that all Monetary Defaults are cured within Leasehold Mortgagee's cure period provided for under this Lease), Landlord shall not (i) re-enter the Premises, (ii) serve a notice of election to terminate this Lease or (iii) bring a proceeding on account of such Default to
(A) dispossess Tenant and/or other occupants of the Premises, (B) re-enter the Premises, or (C) terminate this Lease. Nothing in the Leasehold Mortgagee protections provided for in this Lease shall be construed to either (i) extend the Term beyond the expiration date provided for in this Lease that would have applied if no Default had occurred; or (ii) require any Leasehold Mortgagee to cure any Personal Default by Tenant; (iii) excuse Tenant or any guarantor of Tenant from personal liability for the performance of Lease obligations; or (iv) prevent or delay

                                     - 62 -


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any personal action against Tenant or any guarantor of Tenant or any of their other assets. If however, a Leasehold Mortgagee shall fail to cure a Default within the time provided to it under this Article , Landlord shall be free to exercise all remedies otherwise provided in the Lease or available at law or equity for such Default without further notice or opportunity to Leasehold Mortgagee to effect cure.
         20.9 Subordinate Liens Affecting Leasehold Estate. Provided the Prohibited Lien does not constitute a lien on Landlord's Estate, a Leasehold Mortgagee shall not be required to discharge a Prohibited Lien that is junior in priority to the lien of its Leasehold Mortgage, except as necessary to prevent such Prohibited Lien from foreclosing upon the Premises prior to the completion of foreclosure of such Leasehold Mortgagee's Mortgage (and resulting extinguishment of such junior lien).
         20.10 Leasehold Mortgagee's Right to Enter Premises. Subject to constraints of applicable Law, including, without limitation, the Missouri Gambling Law, Landlord and Tenant authorize each Leasehold Mortgagee to enter the Premises as necessary to effect Mortgagee's Cure and take any action(s) reasonably necessary to effect Mortgagee's Cure.
         20.11 Rights of Leasehold Mortgagee Upon Acquiring Control. If any Leasehold Mortgagee or a purchaser at a foreclosure sale shall acquire Control of the Premises and shall cure all Monetary Defaults and proceed and continue to exercise Mortgagee's Cure Rights and cure all other Defaults in accordance with the provisions of this Lease, then (i) any Personal Defaults of its Leasehold Mortgagor shall not be asserted against such Leasehold Mortgagee or any or its direct or remote permitted Transferees; and (ii) Landlord shall recognize any purchaser of the Leasehold Estate pursuant to a foreclosure sale under a Leasehold Mortgage, or any transferee of the Leasehold Estate under an assignment in lieu of foreclosure, or, if the Leasehold Mortgagee should be such purchaser or assignee, the Leasehold Mortgagee and any assignee of

                                     - 63 -


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the Leasehold Mortgagee, provided such Person (a) is not a Prohibited Person
(Tenant); (b) assumes in writing all obligations under this Lease; (c) acquires the Partnership Interest of Tenant and assumes all obligations of the Tenant under the Joint Venture Agreement; and (iv) is duly licensed, permitted and approved as lessee and operator of the Premises by all Governments having jurisdiction, including without limitation, the Missouri Gaming Commission.

21. LEASEHOLD MORTGAGEE'S RIGHT TO A NEW LEASE.
         21.1 New Lease. If this Lease shall terminate before its stated expiration date for any reason other than the failure of Leasehold Mortgagee to effect cure of any Default within the cure periods provided in this Lease or pursuant to the provisions of Article 15 and Article 16 hereof, then (in addition to any other or previous Notice required to be given by Landlord to a Leasehold Mortgagee) Landlord shall, within ten (10) Business Days, give Notice of such termination to each Leasehold Mortgagee entitled to Leasehold Mortgagee protections under this Lease. Landlord shall, upon a Leasehold Mortgagee's request given within sixty (60) days after such Leasehold Mortgagee's receipt of such notice, enter into (and if Landlord fails to do so, shall be deemed to have entered into) a new lease of the Premises, effective as of the Termination Date, for the remainder of the Term on the same terms and provisions contained in this Lease, but excluding any requirements that have already been performed or no longer apply (a "New Lease"), provided such Leasehold Mortgagee shall, at the time of execution and delivery of such New Lease, pay to Landlord any and all sums then due under this Lease as if this Lease had not been terminated and cure all Defaults other than Personal Defaults of the Tenant. If a Leasehold Mortgagee enters into a New Lease, then such Leasehold Mortgagee shall pay all reasonable expenses, including reasonable attorneys' fees, court costs and disbursements, incurred by Landlord in connection with Tenant's Default and the termination of this Lease, the recovery of

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possession of the Premises, and the preparation, execution and delivery of the
New Lease. The following additional provisions shall apply to any New Lease:
         21.2 Form and Priority. Any New Lease shall be in recordable form. Such New Lease shall not be subject to any rights, liens, or interests other than those to which this Lease was subject at the time of its termination or any priority liens established in Tenant's Bankruptcy Proceedings. The provisions of the immediately preceding sentence shall be self-executing. Landlord shall, if requested, execute and deliver such corporate resolutions, partnership certificates and other documents as shall be reasonably necessary to enable the tenant under such New Lease (the "New Tenant") to obtain title insurance with respect to the New Lease, at such New Tenant's expense.
         21.3 Pendency of Dispute. If Landlord and the New Tenant disagree regarding any payment due Landlord in connection with execution of a New Lease, then New Tenant (if an Institutional Lender or a Leasehold Mortgagee's Agent) shall be deemed to have performed its payment obligation if such New Tenant: (a) pays Landlord the full amount not in controversy; and (b) escrows any additional sum claimed to be due by Landlord in an escrow account established and governed in the manner established in Section 3.2. The parties shall cooperate to determine any disputed amount promptly in accordance with the terms of this Lease or the New Lease, whichever applies.
         21.4 Preservation of Subleases. Between the Termination Date and the date of execution and delivery of a New Lease, if a Leasehold Mortgagee shall have requested a New Lease, Landlord shall not cancel any sublease or accept any cancellation, termination or surrender of a sublease (unless such termination shall be effected as a matter of law upon the termination of this Lease, in which case such sublease shall, at New Tenant's option, be reinstated upon execution of the New Lease) without the consent of such Leasehold Mortgagee.

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22. INTERACTION OF MORTGAGES WITH OTHER ESTATES AND PARTIES.
         22.1 Leasehold Mortgages. A Leasehold Mortgage shall not encumber or in any other way affect the Landlord's Estate or affect, limit or restrict Landlord's rights and remedies under this Lease except as expressly provided in this Lease. Upon a foreclosure under a Leasehold Mortgage or delivery of an assignment of this Lease in lieu of foreclosure under a Leasehold Mortgage, the Leasehold Mortgagee shall succeed only to the Leasehold Estate and Tenant's interest in Landlord, and any such foreclosure or assignment in lieu of foreclosure shall not affect the Landlord's Estate (except for Tenant's partnership interest in Landlord and subject to this Lease) or the rights of any Prime Mortgagees as against Landlord or the Landlord's Estate.
         22.2 Leasehold Mortgagee's Agent. Any Leasehold Mortgagee that is an Institutional Lender may exercise its rights (including Mortgagee's Cure Rights and the right to obtain a New Lease) under this Lease, or perform any action permitted to be taken by a Leasehold Mortgagee under this Lease, through a Leasehold Mortgagee's Agent. A Leasehold Mortgagee's Agent shall be entitled to all the rights, privileges, and protections of Leasehold Mortgagees under this Lease.
         22.3 Interaction Between Lease and Leasehold Mortgage. If a Leasehold Mortgagee's Leasehold Mortgage limits such Leasehold Mortgagee's exercise of any rights and protections provided for in this Lease, the terms of such Leasehold Mortgage shall govern. Tenant's default as Mortgagor under a Leasehold Mortgage shall not constitute a Default under this Lease except to the extent that Tenant's actions or failure to act in and of itself constitutes a Default under this Lease.
         22.4 Conflicts Between Mortgagees. If more than one Leasehold Mortgagee desires to exercise Mortgagee's Cure Rights or the right to obtain a New Lease, or if more than one Leasehold Mortgagee or more than one Prime Mortgagee desires to exercise any other right or privilege provided for Mortgagees under this Lease, then the party against whom such rights or

                                     - 66 -


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privileges are to be exercised shall be required to recognize either: (a) only the Prime Mortgagee or Leasehold Mortgagee, as applicable, that desires to exercise such right or privilege and whose Prime Mortgage or Leasehold Mortgage, as applicable, is most senior in lien (as against other Mortgages of its type [Prime or Leasehold, as applicable]) or (b) such other Prime Mortgagee or Leasehold Mortgagee, as applicable, as has been designated in writing by all Prime Mortgagees or Leasehold Mortgagees, as applicable, to exercise such right or privilege. Priority of Mortgages shall be conclusively evidenced either by:
(a) the report or certificate of a title insurance company licensed to do business in the State; or (b) joint written instructions of all Leasehold Mortgagees or all Prime Mortgages, as applicable, or (c) order of a court of competent jurisdiction.
         22.5 No Merger. Without the written consent of Landlord, Tenant, and all Mortgagees, the Landlord's Estate and the Leasehold Estate shall remain distinct and separate estates and shall not merge, notwithstanding the acquisition of both the Landlord's Estate and the Leasehold Estate by Landlord, Tenant, any Mortgagee, or a third party, whether by purchase or otherwise.

23. BANKRUPTCY.
         23.1 Affecting Tenant. If Tenant (as debtor in possession) or a trustee in bankruptcy for Tenant rejects this Lease in connection with any proceeding involving Tenant under the United States Bankruptcy Code or any similar state or federal statute for the relief of debtors (a "Bankruptcy Proceeding"), then Landlord agrees for the benefit of each and every Leasehold Mortgagee that such rejection shall be deemed Tenant's assignment of the Lease and the Leasehold Estate to Tenant's Leasehold Mortgagee(s), in the nature of an assignment in lieu of foreclosure. Upon such deemed assignment, this Lease shall not terminate and each Leasehold Mortgagee shall continue to have all the rights of a Leasehold Mortgagee under this Lease as if the Bankruptcy Proceeding had not occurred, unless such Leasehold Mortgagee shall reject such deemed assignment by Notice to Landlord within thirty (30) days after receiving Notice of the rejection of this Lease in Bankruptcy Proceedings. If any court of competent jurisdiction shall determine that this Lease shall have been terminated notwithstanding the deemed assignment provided for in place of rejection of this Lease, then Tenant's Leasehold Mortgagees shall continue to be entitled to a New Lease as provided in Article 21 of this Lease.
         In the event of an assignment by operation of law or otherwise in a Bankruptcy Proceeding, if Landlord does not or is not permitted to terminate this Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, covenants and conditions of this Lease, which shall include but not be limited to, assumption of all of the terms, covenants and conditions of this Lease by the assignee and the making by the assignee of the following express covenants to the Landlord:
                  (a) the assignee has acquired the Partnership Interest of Tenant and assumed all obligations with respect thereto and cured all prior Defaults of Tenant thereunder;
                  (b) the assignee has sufficient capital to pay the Rent and other amounts due under the Lease for the entire Term or actually pays the Default Substitute Percentage Rent or the Approved Substitute Percentage Rent, as the case may be, and performs the other obligations of Tenant under this Lease;
                  (c) the assignee either (i) holds all Government licenses, permits and approvals necessary to operate the Premises in accordance with this Lease; or (ii) is diligently pursuing the obtaining of such licenses, permits and approvals, none of which have been permanently denied; and
                  (d) the assignee is not a Prohibited Person (Tenant).
         23.2 Affecting Landlord. If Landlord (as debtor in possession) or a trustee in bankruptcy for Landlord rejects this Lease in connection with any Bankruptcy Proceeding involving Landlord, then:

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



                  23.2.1 Tenant's Election. Tenant shall not have the right to elect to treat this Lease as terminated except with the prior written consent of each and every Leasehold Mortgagee whose recorded Leasehold Mortgage requires such consent by the applicable Leasehold Mortgagee.
                  23.2.2 Continuation of Lease. If Tenant does not properly elect to treat this Lease as terminated, then this Lease shall continue in effect without change upon all the same terms and conditions as are set forth in this Lease, including provisions relating to Rent and New Leases. Thereafter, Tenant and its successors (including Leasehold Mortgagees) shall be entitled to offset against Rent any damages arising from such rejection, including but not limited to attorneys' fees and expenses reasonably incurred in connection with the rejection of this Lease and adjustment of the parties' subsequent rights and duties among themselves, in accordance with applicable Law governing the Bankruptcy Proceeding, and any such offset properly made shall not be a Default. If Tenant claims a greater offset than the offset to which Tenant is lawfully entitled, then the taking of such excessive offset by Tenant shall constitute a Monetary Default as to which Tenant and Leasehold Mortgagees shall be entitled to Notice and opportunity to cure as provided in this Lease.
                  23.2.3 Assumption of Lease. If Landlord (as debtor in possession) or a trustee in bankruptcy for Landlord moves to assume this Lease or provides for assumption of this Lease in any Bankruptcy Proceeding involving Landlord, Tenant shall, in addition to all its other rights and remedies, be compensated promptly for all costs and expenses (including but not limited to attorneys' fees and expenses) resulting from or reasonably incurred in connection with the proceedings involving assumption (whether or not such assumption is granted or confirmed), any subsequent proceedings to assign the Lease to another or to reject the Lease, enforcement of

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rights to cure and to compensation for damages resulting from a breach of the
Lease, and adjustment of the parties' subsequent rights and duties among themselves.
         23.2.4 Continuation of Leasehold Mortgages. The lien of any Leasehold Mortgage that was in effect before the rejection of this Lease shall extend to Tenant's continuing possessory rights with respect to the Premises following such rejection, with the same priority as it would have enjoyed had such rejection not taken place.

24. QUIET ENJOYMENT AND WARRANTIES.
         Landlord is making no warranties to Tenant concerning the condition of the Premises, including, without limitation, the compliance of the Premises or the Shoreside Complex with any laws, ordinances or regulations, the quality of construction of the improvements to the Premises or the Shoreside Complex or any other warranty whatsoever (subject to the covenant of quiet enjoyment set forth below) and Tenant is leasing the Premises from Landlord "as is" and "where is" and subject to the Permitted Exceptions, provided that Landlord shall enforce all construction warranties and correct any construction deficiencies affecting the Premises to the extent provided in the Joint Venture Agreement. Landlord covenants that, so long as Tenant is not in Default under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term without molestation or disturbance by or from Landlord or anyone claiming by or through Landlord, except Permitted Exceptions and except that Tenant's recourse under this covenant shall, so long as Tenant or an Affiliate of Tenant is a partner of the Venture (the "Venture Period"), be limited to its recovery of title insurance proceeds as a partner of the Landlord, if this Lease is terminated as provided below, or to its recovery of Net Title Insurance Proceeds (as defined below) if this Lease is not so terminated. During the Venture Period, if a title defect shall affect the Premises and/or the Shoreside Complex, which in the Landlord's opinion materially interferes with the use or enjoyment of the Premises and/or the Shoreside

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Complex, then the Landlord shall have the right to terminate this Lease subject to the provisions of Article . If the Landlord determines not to terminate this Lease by reason of such title defect, then the Landlord, after deducting all costs and expenses of reconfiguring, reconstructing or restoring the Premises, shall pay to Tenant such portion (the "Net Title Insurance Proceeds") of the title insurance proceeds received by Landlord by reason of such title defect as are determined by Landlord to represent Tenant's proportionate share thereof.

25. FORCE MAJEURE.
         Tenant's obligation to perform or observe any term, condition, covenant or agreement on Tenant's part to be performed or observed pursuant to this Lease (other than Tenant's obligation to pay any item of Rent when due) shall be suspended during such time as such performance or observance is prevented or delayed by reason of any Unavoidable Delay.

26. ACCESS.
         Landlord, Harrah's and their respective agents, representatives and designees shall have the right to enter the Premises upon reasonable notice to Tenant during regular business hours, and in accordance with Tenant's reasonable security procedures, for the purpose of: (i) performing work related to the Shoreside Complex; (ii) curing Tenant's Defaults (provided that Landlord shall have given Tenant prior Notice of such Default in accordance with this Lease);
(iii) mortgaging, insuring, obtaining of Government licenses, permits or approval for the Shoreside Complex; or (iv) sale of the Shoreside Complex or the land affected by the Ground Lease. In entering the Premises pursuant to this Article, authorized individuals shall not unreasonably interfere with the conduct of operations on the Premises by Tenant or anyone claiming through Tenant and shall comply with Tenant's reasonable security procedures.

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27. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.
         27.1 Landlord's Option. If Tenant shall at any time fail to make when required under the Lease any payment or perform any other act on its part to be made or performed, then Landlord, after ten (10) Business Days' Notice to Tenant, or with such notice (if any) as is reasonably practicable under the circumstances, in case of an emergency, and without waiving or releasing Tenant from any obligation and without waiving Landlord's right to take such action as may be permissible under this Lease as a result of such Default, may (but shall be under no obligation to) make such payment or perform such act on Tenant's part to be made or performed pursuant to this Lease. Landlord may enter upon the Premises for such purpose, and take all such action on the Premises, as may be reasonably necessary under the circumstances, but in doing so shall not interfere with the conduct of operations on the Premises by Tenant or anyone claiming through Tenant and shall comply with Tenant's reasonable security procedures.
         27.2 Reimbursement by Tenant. All costs and expenses reasonably incurred by Landlord, together with reasonable attorneys' fees, in connection with the exercise of Landlord's cure rights under Section 27.1, shall constitute Additional Rent. Tenant shall pay such Additional Rent together with interest thereon at the Default Rate within thirty (30) days after Landlord's demand accompanied by evidence reasonably establishing such costs and expenses, provided Tenant shall have the right to audit such costs and expenses, and if Tenant, in good faith, disputes the accuracy of such costs and expenses, Tenant shall have the right to require arbitration of the amount of such costs and expenses in accordance with the provision of Section 29.6 hereof. Tenant shall also have the right, if in good faith Tenant believes that either no emergency existed or no Default had occurred, to require arbitration (pursuant to the provisions of Section 29.6 hereof) as to whether an emergency existed or a Default had occurred. If the arbitrators uphold Tenant's contention that no emergency existed or no Default had occurred, as the case may be,

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then Landlord shall nonetheless be entitled to reimbursement of reasonable costs and expenses incurred to the extent of the reasonable benefit to Tenant or the Premises. If the arbitrators uphold Landlord's contention that an emergency existed or a Default had occurred, then Landlord shall be entitled to reimbursement of all costs and expenses incurred in good faith whether reasonable or not.

28. GUARANTY.
         28.1 Parent Guaranty. Tenant's obligations under this Lease shall be guaranteed by Players International. Inc. (the "Parent Guaranty"), which Parent Guaranty shall be in the form of Exhibit K attached hereto.

29. DEFAULT BY TENANT; REMEDIES.
         29.1 Definition of "Event of Default". The term "Event of Default" shall mean and refer to the occurrence of any one or more of the following circumstances:
                  29.1.1 Venture Default. If an Event of Default by Tenant shall have occurred under the terms and provisions of the Joint Venture Agreement which shall not be subject to any additional cure rights other than those provided in the Joint Venture Agreement (a "Venture Default").
                  29.1.2 Monetary Default. If a Monetary Default shall occur and the Monetary Default shall continue for sixty (60) days after Landlord has given Tenant Notice of such Monetary Default, specifying in reasonable detail the amount of money required to be paid by Tenant and the nature of such payment, provided however that if Tenant shall fail on more than two occasions in any Percentage Rent Year to make payment of Percentage Rent or Substitute Percentage Rent before Landlord (or Harrah's) gives such Notice (whether or not such payment was made within the aforesaid cure period), the notice and cure period for subsequent payments

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due hereunder within such Percentage Rent Year and the next succeeding
Percentage Rent Year shall be shortened to ten (10) days.
                  29.1.3 Operating Covenant Defaults. If Tenant breaches the provisions of Section 7.2 hereof voluntarily (a "Voluntary Operating
Covenant Default") or if Tenant is denied (a "Governmental Denial") the necessary Government licenses, permits, certificates or approvals (collectively, "Licenses and Approvals") of the Missouri Gaming Commission or any other Government agency to operate the Premises as Excursion Gambling Boats and such denial is not rescinded or revoked within seventy-two (72) hours or, if any application for Licenses and Approvals is rejected or if any Licenses and Approvals are rescinded, revoked or suspended for more than seventy-two (72) hours (an "Involuntary Operating Covenant Default") and in the case of a Voluntary Operating Covenant Default such Voluntary Operating Covenant Default is not remedied within thirty (30) days after Landlord has given Tenant notice of such Voluntary Operating Covenant Default in reasonable detail (the "Voluntary Operating Covenant Cure Period") and in the case of an Involuntary Operating Covenant Default such Involuntary Operating Covenant Default is not remedied within the "Appeal Period" (hereinafter defined) (the "Involuntary Operating Covenant Cure Period") provided in the case of a Voluntary Operating Covenant Default or an Involuntary Operating Covenant Default Tenant is paying Landlord Default Substitute Percentage Rent during the Voluntary Operating Covenant Cure Period or the Involuntary Operating Covenant Cure Period, as the case may be, subject to the right of a Leasehold Mortgagee to extend the Voluntary Operating Covenant Cure Period or Involuntary Operating Covenant Cure Period in order to substitute another operator of the Premises, so long as the Leasehold Mortgagee pays Landlord Default Substitute Percentage Rent and performs Tenant's other obligations under this Lease. For purposes hereof, the "Appeal Period" shall be the period during which Tenant in good faith and with due diligence pursues a final non-

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appealable determination concerning the validity of a Governmental
Denial. A Voluntary Operating Covenant Default and an Involuntary Operating Covenant Default are collectively referred to herein as an "Operating Covenant Default."
                  29.1.4 Non-Monetary Default. If a Non-Monetary Default shall occur and the Non-Monetary Default shall continue and not be remedied by Tenant within ninety (90) days after Landlord shall have delivered to Tenant a Notice describing the same in reasonable detail, or, in the case of a Non-Monetary Default that cannot with due diligence be cured within ninety (90) days from such Notice, if Tenant shall not (x) within ninety (90) days from Landlord's Notice advise Landlord of Tenant's intention to take all reasonable steps necessary to remedy such Non-Monetary Default; (y) duly commence the cure of such Non-Monetary Default within such period, and then diligently prosecute to completion the remedy of the Non-Monetary Default; and (z) complete such remedy within a reasonable time under the circumstances.
         29.2 Re-entry. Upon the occurrence of an Event of Default, this Lease, at the option of Landlord, shall be terminated and Landlord or Landlord's agents and employees may (to the extent permitted by law and subject to the rights of Leasehold Mortgagees under this Lease) re-enter the Premises, or any part of the Premises, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force (to the extent permitted by Law of the State) or otherwise, without being liable to indictment, prosecution or damages, and may repossess the same, and may remove any individual from the Premises, all so that Landlord may have, hold and enjoy the Premises.
         29.3 Damages. In addition to Landlord's other remedies hereunder, if Landlord terminates this Lease by reason of an Event of Default, Tenant shall be liable to Landlord for an amount equal to the excess of (A) the present value as of the date of termination of all installments of Rent through the end of the Term [the amount of Rent to be based upon the

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average annual Rent paid hereunder for the immediately preceding two (2) years, or if less than two (2) years of the Term has elapsed, based upon the amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) per year], such present value to be computed using a reasonable per annum discount rate, compounded semiannually, from the respective dates upon which such Rent would be paid, over (B) the present value as of such termination date of the fair market rental value of the Premises through the end of the Term (such fair market rental value shall be reduced to the extent that Tenant fails to surrender its gaming license to the Missouri Gaming Commission and fails to cooperate with Landlord's application for a new gaming license as provided in Sections and hereof on termination and thereupon a non-gaming use of the Premises shall be assumed). Such fair market rental value of the Premises is to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days of such notice, by an arbitration as provided herein. Such present value is to be computed using a reasonable per annum discount rate mutually agreed upon by Landlord and Tenant or, if they cannot agree within ten (10) days, by an arbitration as provided herein, compounded semiannually, from the respective dates upon which such Rent would be paid. The above damages shall be increased by an amount equal to all amounts expended by Landlord in curing any preexisting defaults of Tenant under leases of Gaming Equipment or by reason of Tenant's failure to arrange for Landlord to have the legal right to assume said leases should Landlord exercise its option to assume such leases under the provisions of Article hereof. Landlord shall have no general duty to mitigate the aforesaid damages, but Landlord shall be required to negotiate in good faith with a proposed successor to Tenant which meets the criteria set forth on Exhibit J hereto and which is willing to assume all obligations of Tenant or Tenant's Affiliate under the Joint Venture Agreement and to execute and deliver to Landlord a Lease which is in form identical to this Lease (including, without limitation, the same Percentage Rent payable

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hereunder) with the exception of modifications necessitated by the change in the identity of Tenant.
         29.4 Pending Dispute Regarding Event of Default. Notwithstanding anything to the contrary in the foregoing remedies provided for Landlord under this Lease, if Tenant shall have given Landlord Notice before termination of this Lease that Tenant contests Landlord's determination that a Voluntary Operating Covenant Default, Involuntary Operating Covenant Default or other Default has occurred or that an Event of Default has occurred, then Landlord shall not disturb Tenant's possession of the Premises, Tenant shall be entitled to remain in possession of the Premises under this Lease, and the Term shall be deemed to continue, so long as Tenant: (a) continues to pay Landlord the Rent (and to escrow the disputed portion of any Rent into an escrow account established and managed in the manner set forth in Section ); (b) continues to perform all other obligations under this Lease as are not in dispute; and (c) is prosecuting appropriate arbitration proceedings to prevent Landlord from terminating this Lease as provided in Section 29.6 hereof.
         29.5 Injunctive Relief. In the event of any breach or threatened breach by Tenant of any Lease covenants or agreements, Landlord shall be entitled to enjoin such breach or threatened breach. The provisions of this Section shall be construed so as to be consistent with the Law of the State so that remedies of Landlord described in this Lease shall be available to the full extent but only to the extent that they are not invalid or unenforceable under the Law of the State.
         29.6 Arbitration. Upon the occurrence of a Non-Monetary Default or a Monetary Default, the amount of which is disputed by Tenant, Tenant may, by written notice to Landlord, elect an arbitration which shall be conducted in accordance with the following procedures:

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                  29.6.1 Voluntary Appointment.  Landlord and Tenant shall
appoint a single Qualified Arbitrator who is not affiliated with either
Landlord or Tenant. Such Qualified Arbitrator shall render a decision within thirty (30) days of such appointment.
                  29.6.2 Appointment by Arbitrators. If Landlord and Tenant cannot agree on a single Qualified Arbitrator within twenty (20) days after an election to submit the matter to arbitration, then Landlord and Tenant shall each appoint one Qualified Arbitrator within ten (10) days following such twenty
(20) day period. The two appointed Qualified Arbitrators shall within ten (10) days of such referral appoint a third Qualified Arbitrator, and if such Qualified Arbitrators are not able to agree on such third Qualified Arbitrator, then, on five (5) days' notice in writing to the other Qualified Arbitrator, either Qualified Arbitrator shall apply to the branch of the American Arbitration Association in St. Louis, Missouri to designate and appoint such third Qualified Arbitrator. The three Qualified Arbitrators shall reach a decision within twenty (20) days after the appointment of the third Qualified Arbitrator.
                  29.6.3 Failure to Appoint. If either Landlord or Tenant fails to appoint a Qualified Arbitrator, then the single Qualified Arbitrator designated by the other party shall act as the sole Qualified Arbitrator and shall be deemed to be the unanimously approved Qualified Arbitrator to resolve such dispute. The decision and award of such sole Qualified Arbitrator shall be binding upon the parties.
                  29.6.4 Fees and Expenses. The fees and expenses of the Qualified Arbitrators shall be paid by the party whose position is not adopted by the Qualified Arbitrators. The award of any Qualified Arbitrators made in accordance with this Section shall be binding on the parties and enforceable in any court of competent jurisdiction.
                  29.6.5 Proceedings. All proceedings by the Qualified Arbitrators shall be conducted in accordance with the Uniform
Arbitration Act as enacted in the State of Missouri,

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except to the extent the provisions of such Act are modified by this
Lease or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted in St. Louis, Missouri.
                  29.6.6 Arbitration Decisions. In all arbitration proceedings submitted to any Qualified Arbitrators, the Qualified Arbitrators shall be required to agree upon and approve the substantive position advocated by one party with respect to each disputed item. The Qualified Arbitrator(s) shall exclusively determine whether a particular dispute falls within the scope of their authority.

30. TERMINATION.
         30.1 Rights on Termination. Upon the Termination Date, all improvements constituting part of or located on the Premises (other than (i) the portion of any signs bearing any Players Mark, which Tenant may remove; (ii) the Tenant's Property that is not affixed to the Premises; and (iii) Gaming Equipment) shall become Landlord's property, and Landlord and Tenant shall have the additional rights and obligations set forth in this Article , provided that Landlord shall have the option to be exercised by Notice to Tenant at least thirty (30) days before the Termination Date to prospectively assume any leases of Gaming Equipment. A copy of each such lease shall be delivered to Landlord within ten
(10) days after its execution. Landlord shall also be entitled at its option on at least thirty (30) days' Notice to purchase any personal property or equipment that Tenant has the right to remove pursuant to this Section (other than personal property or equipment bearing any trademark, service mark or other mark owned by a Tenant or any of its Affiliates) at its then fair market value, payment to be made by certified check on the Termination Date.

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         30.2 Possession. Tenant shall deliver to Landlord possession of the
Premises and all affected Tenant's Property (including, without limitation, Tenant's Work), in its then current condition and state of repair.
         30.3 Utility and Other Deposits. To the extent that Tenant shall have delivered any deposits to any utility companies or other providers of services for the Premises and such deposits are not separately refunded or credited to Tenant, Landlord shall credit an amount equal to such deposits against any amounts due to Landlord from Tenant, and, if no amounts are due from Tenant, pay such amount to Tenant; in each case within thirty (30) days after the later of:
(i) the date that Tenant delivers possession of the Premises to Landlord in accordance herewith; or (ii) the date that all disputes between Landlord and Tenant are finally resolved by voluntary agreement or final and unappealable judicial determination.
         30.4 Miscellaneous Assignments. Tenant shall assign to Landlord, without recourse, all assignable warranties and guarantees then in effect relating to Tenant's Property that is acquired by Landlord or Landlord's designee, and shall, at its sole cost and expense, cancel all contracts relating to the Premises other than those contractually and legally assignable contracts that Landlord elects to assume, which shall be assigned to and assumed by Landlord and costs relating thereto apportioned.
         30.5 Termination of Memorandum of Lease. If the parties shall have entered into and recorded a Memorandum of Lease, then they shall enter into a memorandum, in recordable form reasonably satisfactory to both parties, terminating the Memorandum of Lease.

31. NO BROKER.
         Neither Landlord nor Tenant has engaged the services of a broker, finder or agent in this transaction as it relates to the Site, and neither has employed, nor authorized any other Person to act in such capacity. Landlord and Tenant each hereby agree to indemnify and hold the other

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harmless from and against any and all claims, losses, liabilities, damages or expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements incurred in the enforcement of this indemnity) suffered or incurred by the other party as a result of a claim brought by a Person engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party. The foregoing representation, warranty and indemnity shall survive the expiration or earlier termination of this Lease.

32. WAIVERS.
         32.1 No Waiver by Silence. Failure to complain of any act or omission shall not be deemed a waiver of any rights under this Lease. No waiver, express or implied, of any breach of any provision of this Lease shall be a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.
         32.2 Waiver of Trial by Jury. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER
AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY
WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND
TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY
CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY OR STATUTORY REMEDY
WITH RESPECT TO THE FOREGOING.

33. MEMORANDUM OF LEASE.
         The parties shall, contemporaneously herewith, execute, acknowledge and deliver duplicate originals of a recordable memorandum of lease (the "Memorandum of Lease") in the form of Exhibit L.

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34. ADMINISTRATION OF LEASE; LANDLORD'S REPRESENTATIVE.
         Landlord will be bound with respect to any matter affecting this Lease by the signature of Landlord's Representative. Landlord's Representative is currently HMHC. Landlord's Representative may be changed from time to time only by Notice to Tenant executed by both Landlord and the current Landlord's Representative designating the name and address of the successor Landlord's Representative.

35. ESTOPPEL CERTIFICATES.
         35.1 Rights of Each Party. Upon not less than ten (10) Business Days' prior written request (an "Estoppel Certificate Request") by either party to this Lease (the "Requesting Party"), the other party to this Lease (the "Certifying Party") shall execute, acknowledge and deliver to the Requesting Party (or directly to a third party whose name and address are provided by the requesting party [a "Third Party"]) up to four original counterparts of an Estoppel Certificate in the form attached as Exhibit B. An Estoppel Certificate Request shall not be valid unless accompanied by a certificate by the Requesting Party that to the best of the Requesting Party's knowledge the proposed form of Estoppel Certificate is substantially correct and omits no material information required to be disclosed in such Estoppel Certificate. Any Estoppel Certificate may be relied upon by any Third Party to whom an Estoppel Certificate is required to be directed.
         35.2 Failure to Execute Estoppel Certificate. If (i) the Requesting Party delivers an Estoppel Certificate Request to the Certifying Party in accordance with the Notice provisions of this Lease and (ii) ten (10) Business Days have elapsed from the effectiveness of such Estoppel Certificate Request and during such period the Certifying Party has failed to execute and deliver to the Requesting Party (or its attorneys or the Third Party(ies) designated by such Requesting Party) the Estoppel Certificate counterpart(s) provided by the Requesting Party, setting forth with

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reasonable specificity any alleged exceptions to the statements required to be contained in such Estoppel Certificate, then the Certifying Party shall be deemed for all purposes, whether or not this Lease has been terminated or is otherwise in full force and effect, to have executed and delivered to the Third Party and the Requesting Party an Estoppel Certificate, dated as of the effective date of the Estoppel Certificate Request, in the form submitted by the Requesting Party to the Certifying Party.

36. MISCELLANEOUS.
         36.1 Reasonableness. Wherever this Lease states that approval by either party shall not be unreasonably withheld: (a) such approval shall not be unreasonably delayed or conditioned; and (b) no withholding of approval shall be deemed reasonable unless withheld by Notice specifying reasonable grounds, in reasonable detail, for such withholding of approval, and indicating specific reasonable changes in the proposal under consideration that would cause such proposal to be acceptable. Where reasonableness is not specified as the standard for action, a party may act in its sole discretion.
         36.2 Documents in Recordable Form. Wherever this Lease requires either party to deliver to the other a document in recordable form, both parties shall be deemed to have consented to the recording of such document, at the sole expense of the party that elects to record it.
         36.3 Further Assurances. Each party agrees to execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties with respect to Tenant's leasing of the Premises from Landlord, as set forth in this Lease. Without limiting the generality of this Section, upon request at any time or from time to time either party shall execute and deliver to the other: (a) additional counterparts of this Lease or any related documents, provided such additional counterparts are prepared at the expense of

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



the party requesting them; and (b) such documentation as any title insurance company shall require to evidence such matters as due formation, authorization and execution of the Lease on the part of the party of whom the request is made.
         36.4 No Competition. Tenant shall be bound by the non-competition provisions of Sections 8(d) and 31(g) of the Joint Venture Agreement which non-competition covenant shall continue to apply whether or not Tenant remains a partner of Landlord and which non-competition covenant shall survive the expiration or termination of this Lease for a period of five (5) years in accordance with the terms of the Joint Venture Agreement.
         36.5 No Third Party Beneficiaries. Except for Harrah's rights as assignee of Percentage Rent, as discussed in Section 5.2.5 of this Lease, and as otherwise expressly specified, nothing in this Lease shall be deemed to confer upon any Person (other than Landlord, Tenant, Leasehold Mortgagees, fee mortgagees or Prime Mortgagees) any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by either party of its obligations under this Lease.
         36.6 Interpretation. No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Lease. The parties have both participated substantially in the negotiation, drafting and revision of this Lease with representation by counsel and such other advisers as they have deemed appropriate. Material in brackets constitutes parenthetical material within other parenthetical material and is intended to be part of this Lease. The words "include" and "including" shall be construed to be followed by the words: "without limitation."
         36.7 Captions. The captions of this Lease are for convenience and reference only and in no way affect this Lease.

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         36.8 Cumulative Remedies. The remedies to which either party may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may lawfully be entitled in the event of any breach or threatened breach by the other party of any provision of this Lease.
         36.9 Entire Agreement. This Lease contains all the terms, covenants and conditions relating to Tenant's leasing of the Premises.
         36.10 Amendment. Any modification or amendment to this Lease must be in writing signed by Landlord and Tenant and consented to by any Leasehold Mortgagee(s) and Prime Mortgagees having the right to consent to amendments or modifications of this Lease pursuant to the terms of this Lease. Modifications or amendments of this Lease executed by either party may be exchanged and delivered by facsimile transmission, and shall be effective upon such transmission. The parties shall promptly exchange original signature counterparts of amendments executed by either party and initially exchanged and delivered by facsimile transmission.
         36.11 Partial Invalidity. If any term or provision of this Lease or the application of such term or provision to any party or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity, and each remaining term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
         36.12 Successors and Assigns. This Lease shall bind and benefit
Landlord and Tenant and their successors and assigns, but the foregoing shall not limit or supersede any Transfer restrictions contained in this Lease.

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         36.13 Governing Law. This Lease and its interpretation and performance shall be governed, construed and regulated by the Law of the State, without regard to principles of conflict of laws.
         36.14 Counterparts. This Lease may be executed in counterparts, each of which shall constitute one and the same agreement.
         36.15 Time Periods. Whenever this Lease requires either party to perform any action within a specified period, or requires that a particular event occur within a specified period, if the last day of such period is not a Business Day, then the period shall be deemed extended through the close of business on the first Business Day following such period as initially specified. This Section shall in no event delay or defer the effective date of any Rent adjustment or the commencement of any period with respect to which interest on a payment shall accrue.

         36.16 Rule Against Perpetuities. If the rule against perpetuities or any rule of law with respect to restrictions on the alienation of property or any other rule of law shall limit the time when any event contemplated by this Lease may occur, the happening of such event shall not be impaired within any period permitted by such rule. Such period with respect to the rule against perpetuities shall expire upon the expiration of twenty (20) years after the death of the last survivor of the following individuals:
                   Emily Rosenberg of Memphis, Tennessee
                   Dylan Loveland of Memphis, Tennessee
                   Dylan Buffalo of Germantown, Tennessee
         36.17 No Agency or Partnership. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed

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that no provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of tenant and landlord.
         36.18 No Suretyship. It is the express intent of the parties that the fact that Tenant's obligations are cross-defaulted to its obligations under the Joint Venture Agreement and that Tenant is a partner of Landlord in no way constitutes Tenant as a surety in its capacity as Tenant for its obligations as a partner of Landlord. To the extent that a suretyship relationship has been created notwithstanding the express intent of the parties as stated above, Tenant hereby waives the benefit of any suretyship defenses or rights that may have been so created.

37. NOTICES.
         All Notices and other communications required or permitted to be given or delivered hereunder shall be in writing, addressed to the Landlord or Tenant at the address set forth below or such other address as it may designate by notice given to the other parties in the manner herein provided, and shall be deemed to have been given (a) on the date received if given by United States mail, postage prepaid, registered or certified, return receipt requested, or (b) on the date delivered if given by personal delivery or recognized overnight courier service, provided that delivery is acknowledged in writing by the receiving party or an employee of such party:

                  Landlord:

                  Riverside Joint Venture
                  1023 Cherry Road
                  Memphis, TN  38117

                  with a copy to:

                  Harrah's Maryland Heights LLC
                  c/o Harrah's Entertainment, Inc.
                  1023 Cherry Road
                  Memphis, TN  38117
                  Attn:  General Counsel
                  FAX:  (901) 762-8776


                                     - 87 -


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                  Tenant:

                  Players MH, L.P.
                  c/o Players International, Inc.
                  3900 Paradise Road, Suite 135
                  Las Vegas, NV  89109
                  Attn:  General Counsel
                  FAX:  (702) 792-9843

                  with a copy to:

                  Horn, Goldberg, Gorny, Daniels, Plackter & Weiss Suite 500 Citicenter Building
                  1300 Atlantic Avenue
                  Atlantic City, NJ  08401-7278
                  Attn:  Melvyn J. Tarnopol, Esq.
                  FAX: (609) 348-6834

38. SURVIVAL.
         The obligations of the Tenant and Landlord herein which are not fully performed upon the expiration or termination of this Lease shall survive such expiration or termination hereof.


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         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date hereof.
         THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH
MAY BE ENFORCED BY THE PARTIES.
                                   "Landlord"

                                   RIVERSIDE JOINT VENTURE

                                   BY: PLAYERS MH, L.P., General Partner

                                        BY: PLAYERS MARYLAND HEIGHTS,
                                            INC., Its General Partner


                                             By:  /s/ Steven P. Perskie
                                                ------------------------------
                                                Steven P. Perskie, Secretary


                                        BY:  HARRAH'S MARYLAND HEIGHTS
                                             CORPORATION, General Partner


                                             By:  /s/ William S. Rosenberg
                                                ------------------------------
                                                     William S. Rosenberg,
                                                   Authorized Representative


                                             "Tenant"

                                        PLAYERS MH, L.P.

                                        BY: PLAYERS MARYLAND HEIGHTS, INC.,
                                            Its General Partner


                                            By:  /s/ Steven P. Perskie
                                               -------------------------------
                                                Steven P. Perskie, Secretary


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